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                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

----------------------------------------------------------X
In re:
                                                          : Chapter 11
HOMEPLACE STORES, INC.,
HOMEPLACE STORES TWO, INC.,                               : Case No. 98-8 (PJW)
HOMEPLACE MANAGEMENT, INC.,
AND HOMEPLACE HOLDINGS, INC.,                             :
                                                            Jointly Administered
                   Debtors.                               :

----------------------------------------------------------X


           FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE HOMEPLACE GROUP UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS SUPPLEMENTED


                                   MILBANK TWEED HADLEY & McCLOY LLP
                                   1 Chase Manhattan Plaza
                                   New York, New York 10005
                                   (212) 530-5000

                                            - and -

                                   YOUNG CONAWAY STARGATT & TAYLOR, LLP
                                   11th Floor, Rodney Square North
                                   P.O. Box 391
                                   Wilmington, Delaware 19899-0391
                                   (302) 571-6600

                                   Attorneys for HomePlace Stores, Inc., et al., Debtors and Debtors-in-Possession

Dated:  April 28, 1999


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                                Table of Contents
                                                                            Page



SECTION I     DEFINITIONS......................................................1

1.1      "Administrative Bar Date".............................................1
1.2      "Administrative Expense Claim"........................................1
1.3      "Additional Quarterly Distribution"...................................1
1.4      "Affiliate"...........................................................1
1.5      "Allowed".............................................................1
1.6      "Amended Bylaws"......................................................2
1.7      "Amended Certificate of Incorporation"................................2
1.8      "Assumption Schedule".................................................2
1.9      "Ballot"..............................................................2
1.10     "BankBoston DIP Revolving Credit Facility"............................2
1.11     "BankBoston DIP Term Loan Agreement"..................................3
1.12     "BankBoston DIP Facility Claims"......................................3
1.13     "Bankruptcy Code".....................................................3
1.14     "Bankruptcy Court"....................................................3
1.15     "Bankruptcy Rules"....................................................3
1.16     "Business Day"........................................................3
1.17     "Cash"................................................................3
1.18     "Cash Election Commitment Amount".....................................3
1.19     "Cash Election Deficiency Event"......................................3
1.20     "Cash Election Deficiency Amount".....................................3
1.21     "Cash Election Offer".................................................4
1.22     "Cash Election Offer Price"...........................................4
1.23     "Cash Election Transactions"..........................................4
1.24     "Cash Investment Yield"...............................................4
1.25     "Causes of Action"....................................................4
1.26     "Claim"...............................................................4
1.27     "Claims Agent"........................................................4
1.28     "Claims Procedure Order"..............................................4
1.29     "Class"...............................................................4
1.30     "Class I Directors"...................................................4
1.31     "Class II Directors"..................................................5
1.32     "Class 7 Equity Interests"............................................5
1.33     "Collateral"..........................................................5
1.34     "Combined Company"....................................................5


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1.35     "Confirmation Date"...................................................5
1.36     "Confirmation Hearing"................................................5
1.37     "Confirmation Order"..................................................5
1.38     "Convenience Claim"...................................................5
1.39     "Creditor Distributable Shares".......................................5
1.40     "Creditors' Committee"................................................5
1.41     "Cure"................................................................5
1.42     "Debtors".............................................................6
1.43     "Debtors-in-Possession"...............................................6
1.44     "Disallowed Claim"....................................................6
1.45     "Disallowed Equity Interest"..........................................6
1.46     "Disclosure Statement"................................................6
1.47     "Disclosure Statement Approval Date"..................................6
1.48     "Disclosure Statement Approval Order".................................6
1.49     "Disputed Claim"......................................................7
1.50     "Disputed Equity Interest"............................................7
1.51     "Disputed Reserve"....................................................7
1.52     "Distributable Shares"................................................7
1.53     "Distributed Shares"..................................................7
1.54     "Distributions".......................................................7
1.55     "Effective Date"......................................................7
1.56     "Entity"..............................................................7
1.57     "Equity Interest".....................................................7
1.58     "Equity Shares".......................................................8
1.59     "Estate"..............................................................8
1.60     "Estimated Disputed Unsecured Claims".................................8
1.61     "Excess Cash Election Cash Payment Percentage"........................8
1.62     "Excess Cash Election Event"..........................................8
1.63     "Excess Cash Election Portion"........................................8
1.64     "Excess Cash Election Stock Distribution Percentage"..................8
1.65     "Exit Facility".......................................................8
1.66     "Exit Facility Commitment Letter".....................................8
1.67     "Final Order".........................................................8
1.68     "HomePlace Group".....................................................9
1.69     "HomePlace Group DIP Employee Retention Plan".........................9
1.70     "HomePlace Holdings"..................................................9
1.71     "HomePlace Management"................................................9
1.72     "HomePlace Management Common Stock"...................................9
1.73     "HomePlace Stores"....................................................9
1.74     "HomePlace Stores Common Stock".......................................9
1.75     "HomePlace Stores Two"................................................9


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1.76     "HomePlace Stores Two Common Stock"...................................9
1.77     "HomePlace/Waccamaw Merger"or "Merger"................................9
1.78     "Initial Distribution Date"...........................................9
1.79     "Liabilities"........................................................10
1.80     "Lien"...............................................................10
1.81     "Maxus"..............................................................10
1.82     "Maxus/National City Financing Transactions".........................10
1.83     "Maxus Secured Claims"...............................................10
1.84     "Maxus Deficiency Claim".............................................10
1.85     "Merger Agreement"...................................................10
1.86     "Merger Effective Time"..............................................11
1.87     "National City"......................................................11
1.88     "National City Secured Claims".......................................11
1.89     "National City Deficiency Claim".....................................11
1.90     "New Common Stock"...................................................11
1.91     "New HomePlace"......................................................11
1.92     "New Preferred Warrants".............................................11
1.93     "New Waccamaw Warrants"..............................................11
1.94     "New Warrants".......................................................11
1.95     "Non-Tendered Claim".................................................12
1.96     "Non-Tendered Claim Portion".........................................12
1.97     "Offered Shares".....................................................12
1.98     "Old Capital Stock"..................................................12
1.99     "Old Class A Common Stock"...........................................12
1.100    "Old Class B Common Stock"...........................................12
1.101    "Old Class C Common Stock"...........................................12
1.102    "Old Class D Common Stock"...........................................12
1.103    "Old Class 1 Serial Preferred Stock".................................12
1.104    "Old Class 2 Serial Preferred Stock".................................12
1.105    "Old Common Stock"...................................................12
1.106    "Old Preferred Stock"................................................13
1.107    "Old Series A Preferred Stock".......................................13
1.108    "Old Series B Preferred Stock".......................................13
1.109    "Old Series C Preferred Stock".......................................13
1.110    "Old Stock Options"..................................................13
1.111    "Operative Agreements"...............................................13
1.112    "Other Secured Claims"...............................................13
1.113    "Person".............................................................13
1.114    "Petition Date"......................................................13
1.115    "Plan"...............................................................13
1.116    "Plan Supplement"....................................................13


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1.117    "Plan Transactions"..................................................13
1.118    "Potential Rejection Claim"..........................................14
1.119    "Potential Rejection Claimant".......................................14
1.120    "Priority Non-Tax Claim".............................................14
1.121    "Priority Tax Claim".................................................14
1.122    "Professional Fees"..................................................14
1.123    "Quarterly Distribution Date"........................................14
1.124    "Ratable Proportion".................................................14
1.125    "Record Date"........................................................15
1.126    "Reincorporation Merger".............................................15
1.127    "Reincorporation Merger Agreement"...................................15
1.128    "Reinstated" or "Reinstatement"......................................15
1.129    "Reorganization Cases"...............................................15
1.130    "Reorganized Debtors"................................................15
1.131    "Reorganization Trust"...............................................16
1.132    "Reorganization Trust Agreement".....................................16
1.133    "Reorganization Trustee".............................................16
1.134    "Representative Creditors"...........................................16
1.135    "Reserved Shares"....................................................16
1.136    "Restructuring Note".................................................16
1.137    "Restructuring Treatment"............................................16
1.138    "Schedules"..........................................................16
1.139    "Secured Claim"......................................................17
1.140    "Securities Act".....................................................17
1.141    "Stock Distribution".................................................17
1.142    "Subsidiaries".......................................................17
1.143    "Subsidiary Common Stock"............................................17
1.144    "Subscription Amount"................................................17
1.145    "Subscription Offer".................................................17
1.146    "Subsidiaries Amended Bylaws"........................................17
1.147    "Subsidiaries Amended Certificates of Incorporation".................17
1.148    "Tendered Amount"....................................................17
1.149    "Tendered Cash Amount"...............................................18
1.150    "Tendered Claim".....................................................18
1.151    "Tendered Claim Portion".............................................18
1.152    "Tendering Claim Holders"............................................18
1.153    "Unofficial Equity Committee"........................................18
1.154    "Unsecured Claim"....................................................18
1.155    "Unsecured Deficiency Claim".........................................18
1.156    "United States Trustee"..............................................18
1.157    "Voting Deadline"....................................................18


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1.158    "Waccamaw"...........................................................19
1.159    "Waccamaw Shareholder"...............................................19
1.160    "Waccamaw Shareholder Exclusive Right Shares"........................19
1.161    "Waccamaw Shareholder Letter"........................................19
1.162    "Waccamaw Shareholder Subscription Agreement"........................19
1.163    "Waccamaw Shareholder Mandatory Subscription Commitment".............19


SECTION II    INTERPRETATION; APPLICATION OF DEFINITIONS, RULES OF
                CONSTRUCTION AND COMPUTATION OF TIME..........................19


SECTION III   PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS
                AND OTHER UNCLASSIFIED CLAIMS.................................20

3.1      Administrative Expense Claims........................................20
3.2      Payment of BankBoston DIP Facility Claims............................20
3.3      Priority Tax Claims..................................................20


SECTION IV    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................21

4.1      Summary..............................................................21
4.2      Classification and Treatment:........................................22
4.2.1    Class 1:  Priority Non-Tax Claims....................................22
4.2.2    Class 2:  Other Secured Claims.......................................22
4.2.3    Class 3:  National City Secured Claims...............................22
4.2.4    Class 4:  Maxus Secured Claims.......................................22
4.2.5    Class 5:  Unsecured Claims...........................................22
4.2.6    Class 6:  Convenience Claims.........................................23
4.2.7    Class 7A: Old Series A Preferred Stock...............................23
4.2.8    Class 7B: Old Series B Preferred Stock...............................23
4.2.9    Class 7C: Old Series C Preferred Stock...............................23
4.2.10   Class 8:  Old Common Stock...........................................23


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4.2.11   Class 9:  Other Equity Interests.....................................23
4.2.12   Class 10: Subsidiary Common Stock....................................23


SECTION V     TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN.........24

5.1      Designation of Treatment.............................................24
5.2      Claims Against and Equity Interests in the Debtors...................24
5.2.1    Class 1:  Priority Non-Tax Claims....................................24
5.2.2    Class 2:  Other Secured Claims.......................................24
5.2.3    Class 3:  National City Secured Claims...............................25
5.2.4    Class 4:  Maxus Secured Claims.......................................25
5.2.5    Class 5:  Unsecured Claims...........................................25
5.2.6    Class 6:  Convenience Class Claims...................................26
5.2.7    Class 7A: Old Series A Preferred Stock...............................26
5.2.8    Class 7B: Old Series B Preferred Stock...............................26
5.2.9    Class 7C: Old Series C Preferred Stock...............................27
5.2.10   Class 8:  Old Common Stock...........................................27
5.2.11   Class 9:  Other Equity Interests.....................................27
5.2.12   Class 10: Subsidiary Common Stock....................................27


SECTION VI    PROVISIONS REGARDING NEW COMMON STOCK AND NEW WARRANTS
                DISTRIBUTED PURSUANT TO THE PLAN..............................28

6.1      New Common Stock.....................................................28
6.1.1    Authorization........................................................28
6.1.2    Par Value............................................................28


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6.1.3    Rights...............................................................28
6.1.4    Management Options...................................................28
6.2      New Warrants.........................................................29
6.2.1    New Preferred Warrants...............................................29
6.2.2    New Waccamaw Warrants................................................29


SECTION VII   IMPAIRED AND UNIMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS
                UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN...........30

7.1      Holders of Claims and Equity Interests Entitled to Vote..............30
7.2      Acceptance by Unimpaired Classes.....................................30
7.3      Elimination of Classes...............................................30
7.4      Non-consensual Confirmation..........................................31
7.5      Revocation of the Plan...............................................31


SECTION VIII  MEANS OF IMPLEMENTATION OF THE PLAN.............................31

8.1      Transactions on the Effective Date...................................31
8.2      The Cash Election Offer for Holders of Unsecured Claims..............33
8.2.1    The Election by Holders of Unsecured Claims..........................33
8.2.2    Payment of Tendered Claims...........................................33
8.2.3    Allocation of Cash Election Proceeds In the Event of an Excess
           Cash Election Event................................................34
8.2.4    Mandatory Pro Rata Cash Distribution in the Event of a
           Cash Election Deficiency Event.....................................34
8.2.5    Treatment of Tendering Claim Holders Holding Disputed Claims.........34
8.2.6    Potential Rejection Claimants Ability to Participate in the
           Cash Election Offer................................................34
8.3      Funding of Cash Election.............................................36
8.4      The Subscription Offer...............................................36


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8.4.1    The Subscription Commitment by Waccamaw Shareholder for
           the Purchase of Waccamaw Exclusive Right Shares....................36
8.4.2    The Issuance of Offered Shares.......................................36
8.4.3    Waccamaw Shareholder Not Entitled to Receive Subsequent
           Distributions on Account of Ownership of Offered Shares of
           New Common Stock...................................................36
8.5      Substantive Consolidation............................................37
8.6      HomePlace/Waccamaw Merger............................................37
8.7      The Reincorporation Merger...........................................37
8.8      The Reorganized Debtors' Obligations Under the Plan..................38
8.9      Continuation of Business.............................................38
8.10     Charter and Bylaws...................................................38
8.11     Cancellation of Equity Interests.....................................39
8.12     The Board of Directors of the Reorganized Debtors....................39
8.13     Operations of Debtors Between Confirmation and the Effective Date....39
8.14     Exclusivity Period...................................................40
8.15     Revesting of Assets..................................................40
8.16     Creditors' Committee.................................................40
8.17     Effectuating Documents; Further Transactions.........................40
8.18     Assumptions of Liabilities...........................................40
8.19     Distributions under this Plan........................................41
8.20     Substantial Consummation.............................................41
8.21     Preservation of Causes of Action; Defenses...........................41
8.22     Cancellation of Existing Securities..................................42
8.23     Representative Creditors.............................................42
8.23.1   Powers of the Representative Creditors...............................42
8.23.2   Quorum; Meetings; Votes..............................................42
8.23.3   Resignations; Successor Representative...............................43
8.23.4   Exculpation..........................................................43
8.23.5   Combined Company Not Responsible for Expenses of
           Representative Creditors...........................................43


SECTION IX    DISTRIBUTIONS UNDER THE PLAN....................................44

9.1      Date of Distributions................................................44
9.2      Delivery of Distributions............................................44


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9.3      Record Date for Distributions........................................45
9.3.1    Record Date for Equity Interests.....................................45
9.3.2    Record Date for Holders of Claims....................................45
9.4      Time Bar to Cash Payments............................................45
9.5      Manner of Cash Payments Under the Plan...............................46
9.6      Reorganization Trustee...............................................46
9.7      Disputed Reserves....................................................46
9.8      Limitations upon Funding of Disputed Reserves........................47
9.9      Tax Requirements for Income Generated by Disputed Reserves...........47
9.10     Estimation of Claims.................................................47
9.11     Distributions After Initial Distribution Date........................48
9.12     Fractional Shares....................................................48
9.13     Fractional Cents.....................................................48
9.14     De Minimis Distributions.............................................48
9.15     Interest on Claims...................................................48
9.16     No Distribution in Excess of Allowed Amount of Claim.................49
9.17     Ordinary Course Liabilities..........................................49
9.18     Setoffs..............................................................49
9.19     Payment of Taxes on Distributions Received Pursuant to Plan..........49


SECTION X     DISPUTED CLAIMS UNDER THE PLAN..................................50

10.1      Objection Deadline..................................................50
10.2      Prosecution of Objections after the Effective Date..................50
10.3      No Distributions Pending Allowance..................................50
10.4      Withholding of Allocated Distributions..............................50
10.5      Initial Distribution When a Disputed Claim Becomes an
            Allowed Claim.....................................................51
10.6      Additional Quarterly Distributions on Account of Previously
            Allowed Claims....................................................51


SECTION XI    THE REORGANIZATION TRUST; RIGHTS AND OBLIGATIONS OF THE
                REORGANIZATION TRUSTEE........................................52

11.1      Creation of Reorganization Trust....................................52
11.2      Purposes of the Reorganization Trust................................52
11.3      Exculpation.........................................................52
11.4      Powers of the Reorganization Trustee................................53
11.5      Duties of the Reorganization Trustee................................53
11.6      Investment Guidelines for Reorganization Trustee....................54
11.7      The Reorganization Trustee..........................................54


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11.8      Combined Company Responsible for Expenses of
            Reorganization Trustee............................................54
11.9      General Provisions..................................................54


SECTION XII   EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THIS PLAN........55

12.1      All Executory Contracts and Unexpired Leases Rejected if
            Not Listed on Assumption Schedule.................................55
12.2      Assumed Executory Contracts and Unexpired Leases....................55
12.3      Payments Related to Assumption of Executory Contracts and
            Unexpired Leases..................................................56
12.4      Bar Date for Rejection Damages......................................56
12.5      Assignment of Executory Contracts and Unexpired Leases to
            Combined Company..................................................56
12.6      Compensation and Benefit Programs...................................57
12.7      Retiree Benefits....................................................57
12.8      Treatment of Maxus/National City Financing Transactions
            If Determined to be Unexpired Leases..............................58


SECTION XIII  CONDITIONS PRECEDENT TO THE CONFIRMATION DATE AND THE
               EFFECTIVE DATE.................................................59

13.1      Conditions Precedent to the Confirmation of the Plan................59
13.2      Conditions Precedent to the Effective Date of the Plan..............61
13.3      Waiver of Conditions Precedent......................................62


SECTION XIV   EFFECT OF CONFIRMATION..........................................63

14.1      Reorganized Debtors' Authority......................................63
14.2      Vesting and Liens...................................................63
14.3      Discharge of the Debtors............................................63
14.4      Term of Injunctions or Stays........................................65


SECTION XV    RELEASES, INJUNCTION AND WAIVER OF CLAIMS.......................65

15.1      Release of the Debtors, Debtors-in-Possession and
            Reorganized Debtors...............................................65
15.2      Release of the Released Parties.....................................65
15.3      Injunction..........................................................65
15.4      Avoidance and Recovery Actions......................................66
15.5      Releases of Officers, Directors and Employees.......................66


SECTION XVI   RETENTION OF JURISDICTION.......................................66


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16.1      Retention of Jurisdiction...........................................66
16.2      Modification of the Plan............................................69


SECTION XVII  BAR DATE FOR NON-ORDINARY COURSE ADMINISTRATIVE
                EXPENSE CLAIMS................................................69

17.1      Establishing Deadline By Which Non-Ordinary Course Administrative
            Expense Claims Must Be Filed Against the Debtors..................69
17.2      Form for Proofs of Administrative Expense Claim.....................70
17.3      Consequences for Failing Timely to File Proof of Administrative
            Expense Claims....................................................70


SECTION XVIII MISCELLANEOUS PROVISIONS........................................71

18.1      Payment of Statutory Fees...........................................71
18.2      Severability of Plan Provisions.....................................71
18.3      Governing Law.......................................................71
18.4      Notices.............................................................71
18.5      Further Documents and Action........................................73
18.6      Plan Supplement.....................................................73
18.7      Plan Controls.......................................................74
18.8      Reservation of Rights...............................................74
18.9      Tax Reporting and Compliance........................................75
18.10     Waccamaw as Party-in-Interest.......................................75
18.11     Fees and Expenses of Counsel for Unofficial Equity Committee........75
18.12     Binding Effect......................................................76



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                FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE
             HOMEPLACE GROUP UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         HomePlace Stores, Inc., HomePlace Stores Two, Inc., HomePlace Management, Inc., and HomePlace Holdings, Inc., the Debtors and
Debtors-in-Possession in the above-captioned Reorganization Cases, propose the following First Amended Joint Plan of Reorganization pursuant to the provisions of Chapter 11 of the Bankruptcy Code:


                                    SECTION I

                                   DEFINITIONS

         The following terms, when used in this Plan or any subsequent amendments or modifications thereof, shall have the meanings defined below:


         1.1 "Administrative Bar Date" means August 16, 1999.

         1.2 "Administrative Expense Claim" means any right to payment constituting a cost or expense of administration of the Reorganization Cases Allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including
(a) any actual and necessary costs and expenses of preserving the Estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligations incurred or assumed by the Debtors in the ordinary course of business in connection with the conduct of their business, (d) claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and the Order Authorizing HomePlace Group's Reconciliation Procedure for Allowing Reclamation Claims, dated May 6, 1998, (e) any allowances of compensation and reimbursement of expenses to the extent Allowed by Final Order under sections 330, 331 or 503 of the Bankruptcy Code, whether fixed before or after the Effective Date, and (f) any fees or charges assessed against the Estates of the Debtors under section 1930, Chapter 123, title 28, United States Code, including post-Confirmation Date and post-Effective Date fees and charges.

         1.3 "Additional Quarterly Distribution" means a Distribution on a Quarterly Distribution Date to each holder of an Allowed Claim or Allowed Equity Interest, as the case may be, from the Disputed Reserve for such holder's Class of Claims or Equity Interests.

         1.4 "Affiliate" has the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

         1.5 "Allowed" means, with reference to any Claim (including any Administrative Expense Claim) or Equity Interest, (a) any Claim against or Equity Interest in the Debtors, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Rule 3003(c)(3) of the Bankruptcy Rules (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) as to which no action has been commenced to avoid such Claim or Equity Interest within the applicable period of limitation fixed by this Plan, (iii) as to which an objection has been interposed, to the extent such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, or (iv) that has been resolved pursuant to the Claims Procedures Order, (b) if no proof of Claim was so filed, any Claim against in the Debtors which has been listed by the Debtors in their respective Schedules, as such Schedules may be amended from time to time in accordance with Rule 1009 of the Bankruptcy Rules, as liquidated in amount and not disputed or contingent (or which proof of Claim has been withdrawn or Disallowed), (c) if no proof of Equity Interest was so filed, any Equity Interest listed in the consolidated stockholders list maintained by HomePlace Holdings as of the Confirmation Date, (d) any Claim arising from the recovery of property under sections 330 or 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, (e) any Claim allowed under or pursuant to the terms of this Plan, or (f) any Claim that has been allowed by a Final Order.

         1.6 "Amended Bylaws" means the amended and restated bylaws of the Combined Company, which shall be substantially in the form contained in the Plan Supplement and as annexed to the Merger Agreement.

         1.7 "Amended Certificate of Incorporation" means the amended and restated certificate of incorporation of the Combined Company, which shall be substantially in the form contained in the Plan Supplement and as annexed to the Merger Agreement.

         1.8 "Assumption Schedule" means the schedule of executory contracts and unexpired leases designated by the Debtors for assumption by and, as may be the case, assignment to the Combined Company as of the Effective Date of the Plan, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Section 12.2 of the Plan, which shall be in substantially the form contained in the Plan Supplement.

         1.9 "Ballot" means the form or forms distributed to each holder of an impaired Claim or Equity Interest on which ballot such holder of a Claim or Equity Interest may, among other things, (a) vote to accept or reject the Plan; and (b) to the extent that such holder holds an Unsecured Claim, elect to have its Unsecured Claim treated as a Convenience Claim in the Convenience Claim Class, and (c) to the extent that such holder holds an Unsecured Claim, elects to accept the Cash Election Offer.

         1.10 "BankBoston DIP Revolving Credit Facility" means that certain Loan and Security Agreement, dated as of January 5, 1998, as amended by order of the Bankruptcy Court dated March 27, 1998, and as may be amended from time to time, by and among each member of the HomePlace Group, as borrowers, and BankBoston Retail Finance Inc., as agent for itself and the other lenders party thereto, as the lenders, or any successor or replacement debtor-in-possession revolving credit loan facility.

         1.11 "BankBoston DIP Term Loan Agreement" means that certain Term Loan and Security Agreement, dated as of March 27, 1998, and as may be amended from time to time, by and among each member of the HomePlace Group, as borrowers, and BankBoston Retail Finance Inc., as agent for itself and the other lenders party thereto, as the lenders, or any successor or replacement debtor-in-possession term loan facility.

         1.12 "BankBoston DIP Facility Claims" means all Claims against the Debtors or other Entities directly or indirectly arising from or under, or relating in any way to, the BankBoston DIP Revolving Credit Facility and/or the BankBoston DIP Term Loan Agreement.

         1.13 "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases, as in effect on the Confirmation Date.

         1.14 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Reorganization Cases.

         1.15 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and the Local Rules of the Bankruptcy Court, as amended from time to time and applicable to the Reorganization Cases.

         1.16 "Business Day" means any day other than (i) a Saturday, (ii) a Sunday, (iii) any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order, and (iv) the Friday after Thanksgiving.

         1.17 "Cash" means legal tender of the United States of America.

         1.18 "Cash Election Commitment Amount" means the amount of the Tendered Claims that can be purchased pursuant to the Cash Election Offer with the proceeds of the Waccamaw Shareholder Mandatory Subscription Commitment.

         1.19 "Cash Election Deficiency Event" means an event that occurs if, as of the Voting Deadline, the Tendered Amount is less than $35 million.

         1.20 "Cash Election Deficiency Amount" means, in the event of a Cash Election Deficiency Event, the amount by which the Tendered Amount is less than $35 million as of the Voting Deadline.

         1.21 "Cash Election Offer" means the aggregate set of transactions contemplated by Section 8.2 of this Plan pursuant to which each holder of an Unsecured Claim has the right, subject to certain restrictions set forth in
Section 8.2, (a) to tender its Unsecured Claim for a Cash payment from the Reorganization Trustee in an amount equal to fifty percent (50%) of such Allowed Unsecured Claim or (b)(i) to tender one half (1/2) of its Unsecured Claim for a Cash payment from the Reorganization Trustee in an amount equal to fifty percent (50%) of the Allowed Tendered Claim Portion and (ii) to receive a Stock Distribution on account of the Allowed Non-Tendered Claim Portion.

         1.22 "Cash Election Offer Price" means fifty percent (50%).

         1.23 "Cash Election Transactions" means, collectively, all transactions relating to (a) the Subscription Offer and (b) the Cash Election Offer.

         1.24 "Cash Investment Yield" means the net yield earned by the Reorganization Trustee from the investment of Cash held pending distribution in accordance with the provisions of this Plan, including any Cash received by the Reorganization Trustee on account of dividends and other Distributions on New Common Stock, which investment shall be in a manner consistent with the Reorganization Trustee's investment and deposit guidelines set forth in the Reorganization Trust Agreement.

         1.25 "Causes of Action" means any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

         1.26 "Claim" means a claim against any of the Debtors, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         1.27 "Claims Agent" means Meade Monger & Consultants Corporation, the Claims and Noticing Agent for the HomePlace Group pursuant to that certain Order Appointing Meade Monger & Consultants Corporation as Claims and Noticing Agent, entered on January 25, 1999.

         1.28 "Claims Procedure Order" means that certain Order Establishing Procedure for Objections to Claims and Settlement Authority, dated March 15, 1999.

         1.29 "Class" means a category of holders of Claims or Interests described in Article III hereof.

         1.30 "Class I Directors" shall have the meaning ascribed to such term in Section 8.12 of the Plan.

         1.31 "Class II Directors" shall have the meaning ascribed to such term in Section 8.12 of the Plan.

         1.32 "Class 7 Equity Interests" means, collectively, the Equity Interests that comprise Class 7A, 7B and 7C, comprised of Old Series A Preferred Stock, Old Series B Preferred Stock and Old Series C Preferred Stock.

         1.33 "Collateral" means any property, or interest in property, of the Estate of any of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

         1.34 "Combined Company" means the corporation that, as of the Effective Date, is or will be the surviving corporation in the HomePlace/Waccamaw Merger.

         1.35 "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

         1.36 "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of this Plan, as it may be adjourned or continued from time to time.

         1.37 "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.

         1.38 "Convenience Claim" means (a) an Allowed Unsecured Claim against any of the Debtors in an amount equal to $500 or less, (b) the Allowed Unsecured Claim against any of the Debtors of a holder that has irrevocably elected on its Ballot to reduce such Claim against any of the Debtors to the amount of $500 or less, and/or (c) a Disputed Unsecured Claim against any of the Debtors that becomes an Allowed Unsecured Claim of $500 or less with the consent of and in the amount agreed to by the Debtors or the Reorganization Trustee, as the case may be, or pursuant to a Final Order.

         1.39 "Creditor Distributable Shares" means, at any time, the shares of New Common Stock representing (a) 15,000,000 shares of New Common Stock, (b) minus the Waccamaw Shareholder Exclusive Right Shares, (c) minus the Equity Shares.

         1.40 "Creditors' Committee" means the official committee of unsecured creditors appointed by the United States Trustee in the Reorganization Cases on January 16, 1998 to represent unsecured creditors of the Debtors, as such committee may be constituted from time to time.

         1.41 "Cure" means the Distribution of Cash, or such other property as may be agreed upon by the parties and/or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all accrued, due and unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Bankruptcy Court, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

         1.42 "Debtors" means, collectively, the members of the HomePlace Group.

         1.43 "Debtors-in-Possession" means the Debtors in their capacity as debtors-in-possession in the Reorganization Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

         1.44 "Disallowed Claim" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or (b) unless scheduled by the Debtors as a fixed, liquidated, non-contingent and undisputed Claim, a Claim as to which a proof of Claim bar date has been established by the Bankruptcy Code, Bankruptcy Rules or Final Order of the Bankruptcy Court but no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court.

         1.45 "Disallowed Equity Interest" means an Equity Interest, or any portion thereof, that has been disallowed by a Final Order.

         1.46 "Disclosure Statement" means the disclosure statement relating to this Plan, dated as of the date hereof, including the exhibits and schedules thereto, as the same may be amended, modified or supplemented from time to time.

         1.47 "Disclosure Statement Approval Date" means the date on which the Clerk of the Bankruptcy Court enters the Disclosure Statement Approval Order on the docket of the Bankruptcy Court approving the adequacy of the Disclosure Statement under section 1125 of the Bankruptcy Code.

         1.48 "Disclosure Statement Approval Order" means that certain Order, under 11 U.S.C. ss.ss. 105(a) And (d), 1125(b), 1126(a) And 1128 and Fed. R.
Bankr. P. 2002, 3003, 3017, 3018 & 3020, (1) Approving Disclosure Statement, (2) Scheduling Hearing On Confirmation Of Plan of Reorganization, (3) Establishing Deadline and Procedures For Filing Objections to Confirmation of Plan of Reorganization, (4) Establishing Deadline and Procedures for Temporary Allowances of Claims for Voting Purposes, (5) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes, (6) Establishing Record Date, (7) Appointing Voting Agent and Information Agent, (8) Approving Solicitation Packages, (9) Approving Form of Notice of Hearing on Confirmation and Related Issues and Approving Solicitation Procedures, (10) Approving Form of Ballots, (11) Establishing Deadline for Receipt of Ballots, and (12) Establishing Procedures for Tabulation of Votes, dated April 29, 1999.

         1.49 "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

         1.50 "Disputed Equity Interest" means an Equity Interest, or any portion thereof, that is neither an Allowed Equity Interest nor a Disallowed Equity Interest.

         1.51 "Disputed Reserve" means a reserve of Cash and/or New Common Stock for the relevant Class, established herein for, among other things, (a) the payment or other satisfaction of Disputed Claims or Disputed Equity Interests that become Allowed Claims or Allowed Equity Interests after the Effective Date and (b) the making of Additional Quarterly Distributions to holders of previously Allowed Claims or Allowed Equity Interests, which reserve shall be held in trust for the benefit of the holders of the above-referenced types of Claims and Equity Interests and will not constitute property of the Estates or of the Reorganized Debtors.

         1.52 "Distributable Shares" means, at any time, the shares of New Common Stock representing (a) 15,000,000 shares of New Common Stock, (b) minus the Waccamaw Shareholder Exclusive Right Shares.

         1.53 "Distributed Shares" means the shares of New Common Stock that have been distributed to holders of Allowed Unsecured Claims and holders of Allowed Equity Interests under Sections V and IX of this Plan, but excluding any shares of New Common Stock distributed pursuant to the Subscription Offer. The New Common Stock held by the Reorganization Trustee shall not constitute Distributed Shares.

         1.54 "Distributions" means the distribution in accordance with this Plan of: (a) Cash, or (b) New Common Stock, as the case may be.

         1.55 "Effective Date" means the first Business Day on which (a) all conditions precedent set forth in Section 13.2 of the Plan have been satisfied or waived as provided in Section 13.3 hereof and (b) no stay of the Confirmation Order is in effect.

         1.56 "Entity" has the meaning assigned to such term in section 101(15) of the Bankruptcy Code.

         1.57 "Equity Interest" means, (a) as of the Petition Date, any capital stock or other ownership interest in HomePlace Holdings, whether or not transferable, and any, option, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in HomePlace Holdings, including, but not limited to, (i) the Old Capital Stock and (ii) redemption, conversion, exchange, voting, participation, dividend rights and liquidation preferences relating to Old Capital Stock, and (b) as of the Date of the Reincorporation Merger, any capital stock or ownership interest in New HomePlace arising from the conversion of any Equity Interest described in subsection (a) above as a result of the Reincorporation Merger.

         1.58 "Equity Shares" means 250,000 shares of New Common Stock.

         1.59 "Estate" means, as to each Debtor, the estate of such Debtor in its Reorganization Case created by section 541 of the Bankruptcy Code upon the commencement of such Reorganization Case.

         1.60 "Estimated Disputed Unsecured Claims" means Disputed Unsecured Claims against the Debtors solely to the extent that, prior to the Voting Deadline, the Bankruptcy Court has estimated in accordance with Section 9.10 hereof the Allowed amount of such Disputed Unsecured Claims.

         1.61 "Excess Cash Election Cash Payment Percentage" means the percentage obtained by (a) dividing the Cash Election Commitment Amount by the Tendered Amount, and (b) multiplying the product obtained in (a) by one-hundred
(100).

         1.62 "Excess Cash Election Event" means an event that occurs if, as of the Voting Deadline, the Tendered Amount is greater than the Cash Election Commitment Amount.

         1.63 "Excess Cash Election Portion" means with respect to each Tendered Claim if an Excess Cash Election Event occurs, the amount obtained by multiplying the amount of such Tendered Claim by the Excess Cash Election Stock Distribution Percentage.

         1.64 "Excess Cash Election Stock Distribution Percentage" means the percentage obtained by subtracting the Excess Cash Election Cash Payment Percentage from one-hundred (100).

         1.65 "Exit Facility" means the post-confirmation financing facility to be entered into on the Effective Date by the Combined Company and the lenders providing such financing.

         1.66 "Exit Facility Commitment Letter" means a commitment letter for the Exit Facility, which shall be in substantially the form contained in the Plan Supplement.

         1.67 "Final Order" means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, provided, however, if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, further, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.68 "HomePlace Group" means, collectively, HomePlace Stores, HomePlace Stores Two, HomePlace Management, and HomePlace Holdings.

         1.69 "HomePlace Group DIP Employee Retention Plan" means that certain Employee Retention Program and Employee Severance Program as authorized by the Bankruptcy Court pursuant to an order dated March 2, 1998.

         1.70 "HomePlace Holdings" means HomePlace Holdings, Inc., a Nevada corporation and a Debtor and Debtor-in-Possession in Reorganization Case No. 98-12 (PJW).

         1.71 "HomePlace Management" means HomePlace Management, Inc., an Ohio corporation and a Debtor and Debtor-in-Possession in Reorganization Case No. 98-11 (PJW).

         1.72 "HomePlace Management Common Stock" means the common stock of HomePlace Management with a par value of $0.001 per share, authorized and outstanding as of the Petition Date, all of which is held by HomePlace Holdings.

         1.73 "HomePlace Stores" means HomePlace Stores, Inc., a Delaware corporation and Debtor and Debtor-in-Possession in Reorganization No. 98-8
(PJW).

         1.74 "HomePlace Stores Common Stock" means the common stock of HomePlace Stores with a par value of $0.001 per share, authorized and outstanding as of the Petition Date, all of which is held by HomePlace Holdings.

         1.75 "HomePlace Stores Two" means HomePlace Stores Two, Inc., a Delaware corporation and a Debtor and Debtor-in-Possession in Reorganization Case No. 98-9 (PJW).

         1.76 "HomePlace Stores Two Common Stock" means the common stock of HomePlace Stores Two with a par value of $0.001 per share, authorized and outstanding as of the Petition Date, all of which is held by HomePlace Holdings.

         1.77 "HomePlace/Waccamaw Merger" or "Merger" means the merger of Waccamaw with and into New HomePlace pursuant to the terms of the Merger Agreement.

         1.78 "Initial Distribution Date" means the Effective Date or as soon thereafter as practicable.

         1.79 "Liabilities" means any and all costs, expenses, actions, Causes of Action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part on any act or omission or other occurrence arising or taking place on or prior to the Effective Date.

         1.80 "Lien" has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has or may be been avoided pursuant to sections 544, 545, 546, 547, 548 and 549 of the Bankruptcy Code shall not constitute a Lien).

         1.81 "Maxus" means Maxus Leasing Group, Inc., a corporation organized and existing under the laws of the State of Ohio.

         1.82 "Maxus/National City Financing Transactions" means, collectively, the transactions evidenced by that certain Master Lease No. 1107, dated as of October 31, 1995, between HomePlace Holdings and Maxus and the schedules thereto, all notices of assignment, bills of sale, options and promissory notes related thereto, excluding, however, Schedule No. 007, dated October 23, 1995 relating to computer equipment used and maintained at the HomePlace group's headquarters at 7887 Hub Parkway, Valley View, Ohio 44125.

         1.83 "Maxus Secured Claims" means the Secured Claims against the Debtors directly or indirectly arising from or under, or relating in any way to, the Maxus/National City Financing Transactions that are held as of the date hereof by Maxus, to be determined by a Final Order after a valuation hearing under section 506 of the Bankruptcy Code in connection with the contested matters pending before the Bankruptcy Court relating to the Maxus/National City Financing Transactions.

         1.84 "Maxus Deficiency Claim" means the Unsecured Deficiency Claim against the Debtors directly or indirectly arising from or under, or relating in any way to, the Maxus/National City Financing Transactions that are held as of the date hereof by Maxus, to be determined by a Final Order in connection with the contested matters pending before the Bankruptcy Court relating to the Maxus/National City Financing Transactions.

         1.85 "Merger Agreement" means the Agreement and Plan of Merger, dated as of March 16, 1999, by and among HomePlace Holdings, New HomePlace and Waccamaw relating to the HomePlace/Waccamaw Merger, as amended and in effect as of the date hereof. A copy of the Merger Agreement, as amended, without exhibits, is annexed as Exhibit B to the Disclosure Statement and is incorporated herein by reference.

         1.86 "Merger Effective Time" shall have the meaning ascribed to the term "Effective Time" in section 1.03 of the Merger Agreement, which shall be substantially concurrent with and shall occur on the Effective Date.

         1.87 "National City" means National City Leasing Corporation, a national banking association organized and existing under the laws of the United States of America.

         1.88 "National City Secured Claims" means the Secured Claims against the Debtors directly or indirectly arising from or under, or relating in any way to, the Maxus/National City Financing Transactions that are held as of the date hereof by National City, to be determined by a Final Order after a valuation hearing under section 506 of the Bankruptcy Code in connection with the contested matters pending before the Bankruptcy Court relating to the Maxus/National City Financing Transactions.

         1.89 "National City Deficiency Claim" means the Unsecured Deficiency Claim against the Debtors directly or indirectly arising from or under, or relating in any way to, the Maxus/National City Financing Transactions that are held as of the date hereof by National City, to be determined by a Final Order of the Bankruptcy Court in connection with the contested matters pending before the Bankruptcy Court relating to the Maxus/National City Financing Transactions.

         1.90 "New Common Stock" means the shares of Common Stock of the Combined Company, par value $0.001 per share, to be authorized by the Combined Company on the Effective Date.

         1.91 "New HomePlace" means HomePlace of America, Inc., a Delaware corporation, that shall be the surviving corporation and the successor in interest to HomePlace Holdings upon the Reincorporation Merger.

         1.92 "New Preferred Warrants" means the new warrants of the Combined Company described in Section 6.2.1 hereof, issued on and after the Effective Date and distributed in the manner provided in this Plan. The New Preferred Warrants shall be substantially in the form contained in the Plan Supplement.

         1.93 "New Waccamaw Warrants" means the new warrants of the Combined Company described in Section 6.2.2 hereof, issued on and after the Effective Date and distributed in the manner provided in this Plan. The New Waccamaw Warrants shall be substantially in the form contained in the Plan Supplement.

         1.94 "New Warrants" means the new warrants of the Combined Company to be authorized by the Combined Company as of the Effective Date comprised of (a) the New Preferred Warrants and (b) the New Waccamaw Warrants.

         1.95 "Non-Tendered Claim" means, as the case may be, (a) an Unsecured Claim for which the holder thereof has rejected, or has been deemed to have rejected, the Cash Election Offer or (b) the Non-Tendered Claim Portion.

         1.96 "Non-Tendered Claim Portion" means for each Unsecured Claim for which the holder thereof has elected to accept the Cash Election Offer for fifty percent (50%) of such Unsecured Claim, an amount equal to the Tendered Claim Portion.

         1.97 "Offered Shares" means the shares of New Common Stock being offered by the Combined Company for subscription to and purchase by the Waccamaw Shareholder pursuant to the Subscription Offer. The Offered Shares shall consist of Waccamaw Shareholder Exclusive Right Shares.

         1.98 "Old Capital Stock" means, collectively: (a) the Old Common Stock,
(b) the Old Preferred Stock and (c) the Old Stock Options.

         1.99 "Old Class A Common Stock" means the Class A Common Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.100 "Old Class B Common Stock" means the Class B Common Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.101 "Old Class C Common Stock" means the Class C Common Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.102 "Old Class D Common Stock" means the Class D Common Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.103 "Old Class 1 Serial Preferred Stock" means the Class 1 Serial Preferred Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.104 "Old Class 2 Serial Preferred Stock" means the Class 2 Serial Preferred Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.105 "Old Common Stock" means the common stock of HomePlace Holdings comprised of (a) Old Class A Common Stock, (b) Old Class B Common Stock, (c) Old Class C Common Stock, and (d) Old Class D Common Stock.

         1.106 "Old Preferred Stock" means the preferred stock of HomePlace Holdings comprised of (a) Old Series A Preferred Stock, (b) Old Series B Preferred Stock, (c) Old Series C Preferred Stock, (d) Old Class 1 Serial Preferred Stock, and (e) Old Class 2 Serial Preferred Stock.

         1.107 "Old Series A Preferred Stock" means the Series A Preferred Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.108 "Old Series B Preferred Stock" means the Series B Preferred Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.109 "Old Series C Preferred Stock" means the Series C Preferred Stock of HomePlace Holdings with a par value of $0.001 per share.

         1.110 "Old Stock Options" means any options, warrants or other rights to purchase Old Common Stock, whenever granted.

         1.111 "Operative Agreements" means the Merger Agreement, the Reincorporation Merger Agreement, and any agreements to be entered into on or before the Effective Date pursuant to the Plan, all of which shall be satisfactory in form and substance to the Debtors and Waccamaw.

         1.112 "Other Secured Claims" means any Secured Claim against one of the Debtors that is not a Maxus Secured Claim, National City Secured Claim or BankBoston DIP Facility Claim.

         1.113 "Person" shall have the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

         1.114 "Petition Date" means January 5, 1998, the date on which the members of the HomePlace Group filed their Chapter 11 petitions and commenced the Reorganization Cases.

         1.115 "Plan" means this Joint Plan of Reorganization, including the Plan Supplement, the schedules (including the Assumption Schedule) and exhibits hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

         1.116 "Plan Supplement" means the form of documents specified in
Section 18.6 of the Plan, which are incorporated herein by reference.

         1.117 "Plan Transactions" means the Reincorporation Merger, the Merger, including the other transactions to be taken by the parties on or before the Effective Date in accordance with the provisions of the Merger Agreement, the other Operative Agreements, and the Plan, including, but not limited to the Cash Election Offer, the Subscription Offer, and the mergers and consolidations and other matters described in Section VIII of the Plan.

         1.118 "Potential Rejection Claim" means the contingent Claim that a Potential Rejection Claimant may assert for rejection damages under section 365(g) of the Bankruptcy Code arising from potential rejection of an unexpired lease or executory contract with any member of the HomePlace Group pursuant to
Section XII of the Plan.

         1.119 "Potential Rejection Claimant" means any party to an unexpired lease or executory contract with any member of the HomePlace Group that is subject to rejection under section 365 of the Bankruptcy Code pursuant to
Section XII of the Plan.

         1.120 "Priority Non-Tax Claim" means any Claim of a kind specified in sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

         1.121 "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         1.122 "Professional Fees" means a Claim of a professional, retained in these Reorganization Cases, or any Reorganization Case, pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred prior to and including the Confirmation Date, when and to the extent any Claim described above is Allowed by a Final Order entered pursuant to sections 330, 331, 503(b), or 1103 of the Bankruptcy Code.

         1.123 "Quarterly Distribution Date" shall have the meaning ascribed to such term in Section 10.5 hereof.

         1.124 "Ratable Proportion" means, (i) with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims of the same Class plus all Disputed Claims in such Class, (ii) with reference to any Distribution on account of any Allowed Equity Interest in any Class, the ratio (expressed as a percentage) that the amount (in number of shares) of such Allowed Equity Interest bears to the aggregate amount (in number of shares) of Allowed Equity Interests of the same Class plus all Disputed Equity Interests in such Class, and (iii) with reference to any Distribution of the Cash Investment Yield, the portion of the Cash Investment Yield allocable to a particular Allowed Claim or Allowed Equity Interest, as the case may be, on the basis of the amount of the Cash then being distributed on account of such Allowed Claims or Equity Interests (including dividends and other Distributions on New Common Stock being distributed on account of such Allowed Claims or Allowed Equity Interests). Calculations of the Ratable Proportion of the Cash Investment Yield to be distributed at any particular time will be based on the Cash Investment Yield generated as of the last day of the month prior to the month in which such Distributions are to be made.

         1.125 "Record Date" means the record date for determining an entitlement to receive Distributions under the Plan on account of Allowed Claims or Allowed Equity Interests, which (a) for the Initial Distribution Date shall be the Confirmation Date and (b) for each Quarterly Distribution Date shall mean the tenth (10) Business Day prior to such Quarterly Distribution Date.

         1.126 "Reincorporation Merger" means the reincorporation of HomePlace Holdings as a Delaware corporation as soon as practicable after the Confirmation Date, and separate and apart from the HomePlace/Waccamaw Merger, through the merger of HomePlace Holdings into New HomePlace so that HomePlace Holdings' separate corporate existence will cease and New HomePlace will be the surviving corporation.

         1.127 "Reincorporation Merger Agreement" means the Agreement and Plan of Merger, by and among HomePlace Holdings and New HomePlace relating to the Reincorporation Merger. The Reincorporation Merger Agreement shall be substantially in the form contained in the Plan Supplement and shall be deemed incorporated herein by reference.

         1.128 "Reinstated" or "Reinstatement" means leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code, thereby entitling the holder of such Claim to, but not more than, (a) reinstatement of the original maturity of the obligations on which such Claim is based, and (b) payment, as provided herein, of an amount of Cash consisting solely of the sum of (i) matured but unpaid principal installments, without regard to any acceleration of maturity, accruing prior to the Effective Date, (ii) accrued but unpaid interest as of the Petition Date, and (iii) reasonable fees, expenses, and charges, to the extent such fees, expenses, and charges are Allowed under the Bankruptcy Code and are provided for in the agreement or agreements on which such Claim is based; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be reinstated in order to accomplish Reinstatement.

         1.129 "Reorganization Cases" means the cases commenced under Chapter 11 of the Bankruptcy Code by the members of the HomePlace Group before the Bankruptcy Court, as referenced by Case Nos. 98-8 (PJW), 98-10 (PJW), 98-11
(PJW) and 98-12 (PJW), and which are administratively consolidated under Case No. 98-8 (PJW).

         1.130 "Reorganized Debtors" means, on and after the Effective Date, collectively, (a) the Combined Company in its capacity as the successor by merger to HomePlace Holdings (and any successors thereto by merger, consolidation or otherwise) and (b) the Subsidiaries (and any successors thereto by merger, consolidation or otherwise).

         1.131 "Reorganization Trust" means the trust to be established under the Plan and the Reorganization Trust Agreement.

         1.132 "Reorganization Trust Agreement" means the agreement to be executed by the Debtors and the Reorganization Trustee as described in Section XI of the Plan, which shall govern the rights and obligations of the Reorganization Trustee. The Reorganization Trust Agreement will be in substantially the form contained in the Plan Supplement.

         1.133 "Reorganization Trustee" means any Person or Entity that serves as the reorganization trustee under the Reorganization Trust Agreement to perform the duties as set forth in Section XI of the Plan and the Reorganization Trust Agreement.

         1.134 "Representative Creditors" means three Entities that are holders of Unsecured Claims that are selected by the Creditors' Committee prior to the Confirmation Date solely to direct the Reorganization Trustee regarding the voting of any Reserved Shares.

         1.135 "Reserved Shares" means the shares of New Common Stock held by the Reorganization Trustee in a number equal to the sum of (a) number of Distributable Shares (b) minus the number of Distributed Shares.

         1.136 "Restructuring Note" means each promissory note to be executed and delivered by the Combined Company to holders of Allowed Secured Claims in Class 3 or Class 4 of this Plan and, with respect to each such Allowed Secured Claim, Schedule A hereto indicates the principal terms of the Restructuring Note to be delivered to each holder of such Allowed Secured Claim.

         1.137 "Restructuring Treatment" means a treatment of a Class of Secured Claims under the Plan pursuant to which, on the Effective Date, (a) the property of the Debtors' Estates subject to the Liens securing the Allowed Claims of such Class will be revested in and retained by the Combined Company, in each case subject to such Liens, (b) each holder of Allowed Claims in such Class will retain the Liens securing such Allowed Claims to the extent of the Allowed amount of such Claims, and (c) each such holder will receive on account of such Allowed Claims a Restructuring Note in the amount of such Allowed Claims, all as provided by section 1129(b)(2)(A)(i) of the Bankruptcy Code. Any Liens treated by the Restructuring Treatment that were subordinated or junior to any other Lien in the same Collateral prior to the restructuring contemplated hereby will be subordinate or junior to the extent such other Lien is restructured, otherwise remains in existence following the Effective Date, or which is replaced by the Exit Facility, to the same extent following the Effective Date and the restructuring contemplated in this Plan. Such treatment shall be in complete satisfaction of such Claims.

         1.138 "Schedules" means the respective schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the

Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

         1.139 "Secured Claim" means a Claim secured by a Lien on Collateral to the extent of the value of the Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the holder of such Claim after notice to the Creditors' Committee and subject to the approval of the Bankruptcy Court. To the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim is an Unsecured Deficiency Claim unless, in any such case, the Class of which such Claim is a part makes a valid and timely election under section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent Allowed.

         1.140 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.141 "Stock Distribution" means the Distribution of New Common Stock to holders of Allowed Unsecured Claims as provided under Section 5.2.5 of the Plan.

         1.142 "Subsidiaries" means, collectively, HomePlace Stores, HomePlace Stores Two, and HomePlace Management.

         1.143 "Subsidiary Common Stock" means, collectively, HomePlace Stores Common Stock, HomePlace Stores Two Common Stock, and HomePlace Management Common Stock.

         1.144 "Subscription Amount" means $25,000,000, the amount of the Cash payment that Waccamaw has agreed to pay, in accordance with the Waccamaw Shareholder Subscription Agreement, to subscribe to and purchase New Common Stock under the Subscription Offer.

         1.145 "Subscription Offer" means the offer by the Combined Company to sell Offered Shares to the Waccamaw Shareholder in accordance with Section 8.4 of this Plan.

         1.146 "Subsidiaries Amended Bylaws" means the amended and restated bylaws of the Subsidiaries, which shall be substantially in the form contained in the Plan Supplement.

         1.147 "Subsidiaries Amended Certificates of Incorporation" means the amended and restated certificates of incorporation of the Subsidiaries, which shall be substantially in the form contained in the Plan Supplement.

         1.148 "Tendered Amount" means the aggregate amount of all Tendered Claims.

         1.149 "Tendered Cash Amount" means the amount of Cash equal to the Allowed Tendered Claims multiplied by the Cash Election Offer Price.

         1.150 "Tendered Claim" means, as the case may be, (a) an Allowed or Disputed Unsecured Claim for which the holder thereof has elected to accept the Cash Election Offer in accordance with Section 8.2.1(a) hereof or (b) the Tendered Claim Portion for an Unsecured Claim for which the holder thereof has elected to accept the Cash Election Offer option for fifty percent (50%) of such Unsecured Claim in accordance with Section 8.2.1(b) hereof.

         1.151 "Tendered Claim Portion" means fifty percent (50%) of an Allowed or Disputed Unsecured Claim for which the holder thereof has elected to accept the Cash Election Offer option for fifty percent (50%) of such Unsecured Claim in accordance with Section 8.2.1(b) hereof.

         1.152 "Tendering Claim Holders" means all holders of Tendered Claims.

         1.153 "Unofficial Equity Committee" means the unofficial committee of holders of Old Preferred Stock formed to represent the interests of the holders of such stock.

         1.154 "Unofficial Equity Subcommittee" means the unofficial subcommittee of certain holders of Old Preferred Stock comprised of Seth B. Harris and certain other holders of Old Series A Preferred Stock.

         1.155 "Unsecured Claim" means any Claim against one of the Debtors that is not an Administrative Expense Claim, Secured Claim, Priority Tax Claim or Priority Non-Tax Claim.

         1.156 "Unsecured Deficiency Claim" means, with reference to a Claim secured by a Lien against Collateral, an amount equal to the difference between
(a) the aggregate amount of such Claim after giving effect to the operation of section 1111(b)(1)(A) of the Bankruptcy Code and (b) the amount of such Claim that is a Secured Claim; provided, however, that, in the event that the Class in which such Secured Claim is classified makes the election under section 1111(b)(2) of the Bankruptcy Code in accordance with Rule 3014 of the Bankruptcy Rules, the Unsecured Deficiency Claim otherwise relating to such Secured Claim shall be extinguished. An Unsecured Deficiency Claim is an Unsecured Claim.

         1.157 "United States Trustee" means the Acting United States Trustee appointed under section 591, title 28, United States Code to serve in the District of Delaware.

         1.158 "Voting Deadline" means the date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of this Plan must be received by the Debtors or their Bankruptcy Court appointed agent.

         1.159 "Waccamaw" means Waccamaw Corporation, a South Carolina corporation.

         1.160 "Waccamaw Shareholder" means the shareholder of Waccamaw immediately prior to the Effective Date.

         1.161 "Waccamaw Shareholder Exclusive Right Shares" means 4,054,054 shares of New Common Stock.

         1.162 "Waccamaw Shareholder Letter" means that certain letter, dated as of March 16, 1999, which sets forth the Waccamaw Shareholder's obligations relating to the HomePlace/Waccamaw Merger, and which shall be in the Plan Supplement.

         1.163 "Waccamaw Shareholder Subscription Agreement" means that certain Subscription Agreement between New HomePlace and the Waccamaw Shareholder which sets forth the Waccamaw Shareholder Mandatory Subscription Commitment, and which shall be in the form as annexed as Exhibit C to the Disclosure Statement and which is incorporated herein by reference.

         1.164 "Waccamaw Shareholder Mandatory Subscription Commitment" means the aggregate amount of the obligation of the Waccamaw Shareholder to make a Cash payment to the Combined Company to purchase Offered Shares equal to the product of: (a) Waccamaw Shareholder Exclusive Right Shares (b) multiplied by the price of $6.16666675 per share.


                                   SECTION II

                         INTERPRETATION; APPLICATION OF
           DEFINITIONS, RULES OF CONSTRUCTION AND COMPUTATION OF TIME


         Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, schedule or exhibit references in this Plan are to the respective section of, or schedule or exhibit to, this Plan. For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented and (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar meaning refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code or in the exhibits hereto. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan. Unless otherwise indicated herein, all references to dollars means United States dollars. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                  SECTION III

                            PAYMENT OF ADMINISTRATIVE
        EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND OTHER UNCLASSIFIED CLAIMS


         3.1 Administrative Expense Claims.

         Allowed Administrative Expense Claims shall be paid in Cash, in full, on the Effective Date, or as soon as practicable after such Claims become Allowed Claims if the date of allowance is later than the Effective Date, or in such amounts and on such other terms either as may be agreed on between the holders of such Claims and the Debtors or Reorganized Debtors, or according to the ordinary business terms of the Debtors or the Reorganized Debtors and such holders. All Entities that are awarded allowance of compensation or reimbursement of expenses by the Bankruptcy Court under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the later of (i) the Effective Date or (ii) the date that is ten (10) Business Days after an order of the Bankruptcy Court with respect to any such Allowed Administrative Expense Claim becomes a Final Order or (b) on such other terms as may be mutually agreed on between the holder of an Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors.

         3.2 Payment of BankBoston DIP Facility Claims.

         All Allowed BankBoston DIP Facility Claims against the Debtors shall be paid (a) on the Effective Date in Cash, or in a manner otherwise permitted pursuant to the terms of the BankBoston DIP Revolving Credit Facility and the BankBoston DIP Term Loan Agreement, in an amount equal to the amount of such Allowed Claims or (b) on such other terms as may be mutually agreed on among (i) the holder of a BankBoston DIP Facility Claim, (ii) the Debtors or the Reorganized Debtors, as the case may be, and (iii) Waccamaw.


         3.3 Priority Tax Claims.

         On the Initial Distribution Date, or as soon as practicable after such Claim becomes an Allowed Claim if the date of allowance is later than the Initial Distribution Date, a holder of an Allowed Priority Tax Claim shall be entitled to receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) deferred Cash payments in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the rate of five percent (5%) per annum from the Effective Date through the date of payment thereof or (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing, with the approval of the Bankruptcy Court, after notice to the Creditors' Committee. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to ten (10) percent of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Initial Distribution Date, and subsequent payments to be due on each successive anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis of the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, together with any accrued and unpaid interest to the date of payment; provided, further, that the Debtors and the Reorganized Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty.


                                   SECTION IV

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS


         4.1 Summary.

         For purposes of voting, and all confirmation issues, except as otherwise provided herein, all Claims against the Debtors (except for Administrative Expense Claims, BankBoston DIP Facility Claims and Priority Tax Claims) and equity interests in the Debtors are classified as follows:

===============================================================================================================
CLASS            CLASS NAME                               STATUS
===============================================================================================================
Class 1          Priority Non-Tax Claims                  Unimpaired - not entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 2          Other Secured Claims                     Unimpaired - not entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 3          National City Secured Claims             Impaired - entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 4          Maxus Secured Claims                     Impaired - entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 5          Unsecured Claims                         Impaired - entitled to vote
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Class 6          Convenience Claims                       Unimpaired - not entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 7A         Old Series A Preferred Stock             Impaired - entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 7B         Old Series B Preferred Stock             Impaired - entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 7C         Old Series C Preferred Stock             Impaired - entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 8          Old Common Stock                         Impaired  - deemed rejected and not entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 9          Other Equity Interests                   Impaired  - deemed rejected and not entitled to vote
---------------------------------------------------------------------------------------------------------------
Class 10         Subsidiary Common Stock                  Impaired  - deemed to have accepted the plan and
                                                          not entitled to vote
---------------------------------------------------------------------------------------------------------------

         4.2 Classification and Treatment:

         4.2.1 Class 1: Priority Non-Tax Claims.

Class 1 consists of all Priority Non-Tax Claims against the Debtors.


         4.2.2 Class 2: Other Secured Claims.

Class 2 consists of all Other Secured Claims against the Debtors.


         4.2.3 Class 3: National City Secured Claims.

Class 3 consists of National City Secured Claims, if any, against the Debtors.


         4.2.4 Class 4: Maxus Secured Claims.

Class 4 consists of Maxus Secured Claims, if any, against the Debtors.


         4.2.5 Class 5: Unsecured Claims.

Class 5 consists of all Unsecured Claims against the Debtors, including the Maxus Deficiency Claim and the National City Deficiency Claim.

         4.2.6 Class 6: Convenience Claims.

Class 6 consists of all Convenience Claims against the Debtors.


         4.2.7 Class 7A: Old Series A Preferred Stock.

Class 7A consists of all interests of the holders of Old Series A Preferred Stock in HomePlace Holdings.


         4.2.8 Class 7B: Old Series B Preferred Stock.

Class 7B consists of all interests of the holders of Old Series A Preferred Stock in HomePlace Holdings.


         4.2.9 Class 7C: Old Series C Preferred Stock.

Class 7C consists of all interests of the holders of Old Series C Preferred Stock in HomePlace Holdings.


         4.2.10 Class 8: Old Common Stock.

Class 8 consists of all interests of the holders of Old Common Stock in HomePlace Holdings.


         4.2.11 Class 9: Other Equity Interests.

Class 9 consists of all Equity Interests in HomePlace Holdings not otherwise classified in Classes 7A, 7B, 7C or 8, including the interests of holders of Old Stock Options and any Claims of the types described in section 510(b) of the Bankruptcy Code.


         4.2.12 Class 10: Subsidiary Common Stock.

Class 10 consists of all interests in Subsidiary Common Stock

                                   SECTION V

                         TREATMENT OF CLAIMS AND EQUITY
                            INTERESTS UNDER THE PLAN

         5.1 Designation of Treatment.

         The following treatment set forth in this Section V shall be accorded to Claims against and equity interests in the Debtors.

         5.2 Claims Against and Equity Interests in the Debtors.

         5.2.1 Class 1: Priority Non-Tax Claims.

         On the Initial Distribution Date, a holder of an Allowed Class 1 Priority Non-Tax Claim shall receive, in the sole discretion of the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Priority Non-Tax Claim (a) Cash equal to the amount of such Allowed Class 1 Priority Non-Tax Claim, or (b) such other treatment as to which the Reorganized Debtors and such holder shall have agreed upon in writing.


         5.2.2 Class 2: Other Secured Claims.

         Each holder of an Allowed Other Secured Claim against a Debtor will be dealt as though a separate Class and will be treated as follows: Each holder of an Allowed Other Secured Claim against any of the Debtors shall, at the sole option of the Debtors, receive on the Initial Distribution Date on account of its Allowed Other Secured Claim (a) treatment as provided under section 1124(2) or (3) of the Bankruptcy Code, with the Cash payments required by section 1124(2)(A) and (C) of the Bankruptcy Code being made on the Initial Distribution Date; or (b) such holder's Collateral. If the holder of an Allowed Other Secured Claim receives treatment as provided in (a) above, such holder shall retain the Liens securing the Allowed Other Secured Claim until paid in full. Any deficiency amount relating to an Other Secured Claim shall be treated as a Class 5 Unsecured Claim. Notwithstanding the foregoing, the Debtors and any holder of an Allowed Other Secured Claim may agree to any alternate treatment of such Other Secured Claim, which treatment may include preservation of such holder's Lien; provided, however, that such treatment shall not provide a return to such holder having a present value in excess of the amount of such holder's Allowed Other Secured Claim. Any such agreement must be presented to the Bankruptcy Court for approval at or prior to the Effective Date, and shall not materially and adversely impact the treatment of any other creditor under the Plan.

         5.2.3 Class 3: National City Secured Claims.

         Unless the Bankruptcy Court determines by a Final Order that the Maxus/National City Financing Transactions constitute unexpired leases under section 365 of the Bankruptcy Code, in which case Section 12.8 of this Plan shall apply, each holder of an Allowed National City Secured Claim against a Debtor shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such holder's Claim, the Restructuring Treatment. Notwithstanding the foregoing, the Debtors and any holder of an Allowed National City Secured Claim may agree to any alternate treatment of such National City Secured Claim, which treatment may include preservation of such holder's Lien; provided, however, that such treatment shall not provide a return to such holder having a present value in excess of the amount of such holder's Allowed National City Secured Claim. Any such agreement must be presented to the Bankruptcy Court for approval at or prior to the Effective Date, and shall not materially and adversely impact the treatment of any other creditor under the Plan.


         5.2.4 Class 4: Maxus Secured Claims.

         Unless the Bankruptcy Court determines by a Final Order that the Maxus/National City Financing Transactions constitute unexpired leases under section 365 of the Bankruptcy Code, in which case Section 12.8 of this Plan shall apply, each holder of an Allowed Maxus Secured Claim against a Debtor shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such holder's Claim, the Restructuring Treatment. Notwithstanding the foregoing, the Debtors and any holder of an Allowed Maxus Secured Claim may agree to any alternate treatment of such Maxus Secured Claim, which treatment may include preservation of such holder's Lien; provided, however, that such treatment shall not provide a return to such holder having a present value in excess of the amount of such holder's Allowed Maxus Secured Claim. Any such agreement must be presented to the Bankruptcy Court for approval at or prior to the Effective Date, and shall not materially and adversely impact the treatment of any other creditor under the Plan.


         5.2.5 Class 5: Unsecured Claims.

         Unless a holder of an Allowed Unsecured Claim elects to accept the Cash Election Offer (in which case such holder shall receive the treatment accorded under Section 8.2.1 of the Plan), on the Initial Distribution Date or, if such Unsecured Claim becomes an Allowed Unsecured Claim after the Initial Distribution Date, on the next Quarterly Distribution Date after such Unsecured Claim becomes an Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Unsecured Claim, shall receive on the Initial Distribution Date a Ratable Proportion of the Creditor Distributable Shares.

         5.2.6 Class 6: Convenience Class Claims.

         Each holder of an Allowed Convenience Claim against any of the Debtors shall be paid an amount in Cash equal to one-hundred percent (100%) of such Allowed Convenience Claim, in full and complete satisfaction, settlement, release, and discharge of and in exchange for such holder's Claim on the later of (y) 30 days after the Effective Date; or (z) the first Business Day after the date that is 30 days after the date such Claim becomes an Allowed Claim.


         5.2.7 Class 7A: Old Series A Preferred Stock.

         (a) Treatment if Plan is Accepted by Class 7A. If Class 7A accepts the Plan in accordance with section 1126(d) of the Bankruptcy Code, on the Effective Date, each holder of Allowed Old Series A Preferred Stock shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Old Series A Preferred Stock, a Ratable Proportion of (x) twenty-two percent (22%) of the Equity Shares and (y) twenty-two percent (22%) of the New Preferred Warrants.

         (b) Treatment if Plan is Not Accepted by Class 7A. If Class 7A does not accept the Plan in accordance with section 1126(d) of the Bankruptcy Code and the Plan is confirmed over the dissent of Class 7A as provided in Section 7.4 of the Plan, (i) the holders of Allowed Class 7A Old Series A Preferred Stock shall not receive any Distributions under the Plan on account of such Equity Interests, (ii) the Distribution of New Common Stock provided under the Plan for holders of Allowed Old Series A Preferred Stock shall be distributed to holders of Allowed Class 5 Unsecured Claims in accordance with Section 5.2.5 of this Plan, and (iii) the Distribution of New Warrants that otherwise would have been made under Section 5.2.7(a) of the Plan shall not be made.


         5.2.8 Class 7B: Old Series B Preferred Stock.

         (a) Treatment if Plan is Accepted by Class 7B. If Class 7B accepts the Plan in accordance with section 1126(d) of the Bankruptcy Code, on the Effective Date each holder of Allowed Old Series B Preferred Stock shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Old Series B Preferred Stock, a Ratable Proportion of (x) twenty-two percent (22%) of the Equity Shares and (y) twenty-two percent (22%) of the New Preferred Warrants.

         (b) Treatment if Plan is Not Accepted by Class 7B. If Class 7B does not accept the Plan in accordance with section 1126(d) of the Bankruptcy Code and the Plan is confirmed over the dissent of Class 7B as provided in Section 7.4 of the Plan, (i) the holders of Allowed Class 7B Old Series B Preferred Stock shall not receive any Distributions under the Plan on account of such Equity Interests, (ii) the Distribution of New Common Stock provided under the Plan for holders of Allowed Old Series B Preferred Stock shall be distributed to holders of Allowed Class 5 Unsecured Claims in accordance with Section 5.2.5 of this Plan, and (iii) the Distribution of New Warrants that otherwise would have been made under Section 5.2.8(a) of the Plan shall not be made.

         5.2.9 Class 7C: Old Series C Preferred Stock.

         (a) Treatment if Plan is Accepted by Class 7C. If Class 7C accepts the Plan in accordance with section 1126(d) of the Bankruptcy Code, on the Effective Date each holder of Allowed Old Series C Preferred Stock shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Old Series C Preferred Stock, a Ratable Proportion of (x) fifty-six percent (56%) of the Equity Shares and (y) fifty-six percent (56%) of the New Preferred Warrants.

         (b) Treatment if Plan is Not Accepted by Class 7C. If Class 7C does not accept the Plan in accordance with section 1126(d) of the Bankruptcy Code and the Plan is confirmed over the dissent of Class 7C as provided in Section 7.4 of the Plan, (i) the holders of Allowed Class 7C Old Series C Preferred Stock shall not receive any Distributions under the Plan on account of such Equity Interests, (ii) the Distribution of New Common Stock provided under the Plan for holders of Allowed Old Series C Preferred Stock shall be distributed to holders of Allowed Class 5 Unsecured Claims in accordance with Section 5.2.5 of this Plan, and (iii) the Distribution of New Warrants that otherwise would have been made under Section 5.2.9(a) of the Plan shall not be made.


         5.2.10 Class 8: Old Common Stock.

         A holder of Old Common Stock in HomePlace Holdings shall receive no distributions under the Plan on account of such Equity Interests.


         5.2.11 Class 9: Other Equity Interests.

         A holder of any Equity Interest not otherwise classified in Classes 7A, 7B, 7C and 8 shall receive no distributions under the Plan on account of such Equity Interests.


         5.2.12 Class 10: Subsidiary Common Stock.

         The Subsidiary Common Stock, which is held by HomePlace Holdings, shall remain outstanding except as provided in the Plan. The holder of Subsidiary Common Stock is a proponent of the Plan and a member of the HomePlace Group and, as such, shall receive the benefit of the Distributions made under, and the settlements and transactions reflected in, the Plan. Such holder shall not be entitled to receive any other Distributions under the Plan on account of the Subsidiary Common Stock.

                                   SECTION VI

                      PROVISIONS REGARDING NEW COMMON STOCK
                AND NEW WARRANTS DISTRIBUTED PURSUANT TO THE PLAN


         6.1 New Common Stock.

         6.1.1 Authorization.

         The charter of the Combined Company shall authorize the issuance of forty million (40,000,000) shares of New Common Stock and five million (5,000,000) shares of preferred stock (which preferred stock is authorized, but shall not be issued, as of the Effective Date). On the Effective Date, (a) holders of Allowed Unsecured Claims and holders of Allowed Class 7 Equity Interests shall receive Stock Distributions of New Common Stock in accordance with Section V hereof, (b) in accordance with the Merger Agreement, the Waccamaw Shareholder shall receive ten million (10,000,000) shares of New Common Stock, and (c) the Waccamaw Shareholder shall receive the Waccamaw Shareholder Exclusive Right Shares in accordance with Section 8.4 hereof. No additional shares may be issued other than as directed by the Board of Directors of the Combined Company after the Effective Date.


         6.1.2 Par Value.

         The New Common Stock shall have a par value of $0.001 per share.


         6.1.3 Rights.

         The New Common Stock shall have such rights with respect to dividends, liquidation, voting, and other matters as set forth in the Combined Company's Amended Certificate of Incorporation, its Amended Bylaws, and as provided under applicable law.



         6.1.4 Management Options.

         As part of the HomePlace/Waccamaw Merger, the Combined Company shall effect the stock option plan in accordance with section 9.05 of the Merger Agreement. The strike price of the options will be based on the market price of the Combined Company's New Common Stock equity at the time of issuance or, if issued on the Effective Date, at $12.00 per share, or if issued previously under the

Waccamaw Option Plan (as defined in the Merger Agreement), as adjusted pursuant to section 9.05 of the Merger Agreement, at $11.20 per share.

         6.2 New Warrants.

         6.2.1 New Preferred Warrants.

         As provided in, and subject to the restrictions set forth in, Sections 5.2.7, 5.2.8 and 5.2.9 of this Plan, the Combined Company shall issue to holders of Allowed Class 7A Equity Interests, holders of Allowed Class 7B Equity Interests and holders of Allowed Class 7C Equity Interests their respective Ratable Proportions of New Preferred Warrants to purchase an aggregate amount of 1,250,000 shares of New Common Stock of the Combined Company. The New Preferred Warrants shall be exercisable in accordance with the terms thereof over a five-year period from and after the Effective Date. The exercise price of the New Preferred Warrants for each share of New Common Stock of the Combined Company shall be $14.00 per share.

         6.2.2 New Waccamaw Warrants.

         (a) Subject to Section 6.2.2(b) of the Plan, the Combined Company shall issue to the Waccamaw Shareholder on the Effective Date New Waccamaw Warrants to purchase an aggregate amount of 600,000 shares of New Common Stock of the Combined Company. The New Waccamaw Warrants shall be exercisable in accordance with the terms thereof over a period of nineteen (19) months from and after the Effective Date. The exercise price of the New Waccamaw Warrants for each share of New Common Stock of the Combined Company shall be $12.00 per share.

         (b) (i) In the event that New Preferred Warrants are not issued pursuant to Section 5.2.7(b) of the Plan, 22% of the New Waccamaw Warrants otherwise to be issued under Section 6.2.2.(a) of the Plan shall not be issued by the Combined Company to the Waccamaw Shareholder.

                  (ii) In the event that New Preferred Warrants are not issued pursuant to Section 5.2.8(b) of the Plan, 22% of the New Waccamaw Warrants otherwise to be issued under Section 6.2.2.(a) of the Plan shall not be issued by the Combined Company to the Waccamaw Shareholder.

                  (iii) In the event that New Preferred Warrants are not issued pursuant to Section 5.2.9(b) of the Plan, 56% of the New Waccamaw Warrants otherwise to be issued under Section 6.2.2.(a) of the Plan shall not be issued by the Combined Company to the Waccamaw Shareholder.

                                  SECTION VII

                    IMPAIRED AND UNIMPAIRED CLASSES OF CLAIMS
                      AND EQUITY INTERESTS UNDER THE PLAN;
                       ACCEPTANCE OR REJECTION OF THE PLAN


         7.1 Holders of Claims and Equity Interests Entitled to Vote.

         (a) Each holder of an Allowed Claim or Allowed Equity Interest, or the holder of a Claim or Equity Interest that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a), in an impaired Class of Claims against or Equity Interests in the Debtors, shall be entitled to vote separately to accept or reject this Plan as provided in the Disclosure Statement Approval Order. Any unimpaired Class of Claims shall be deemed to have accepted the Plan. Any Class of Claims or Equity Interests that will not receive or retain any property on account of such Claims or Equity Interests under the Plan shall be deemed to have rejected the Plan.

         (b) Each of Classes 3, 4, 5, 7A, 7B and 7C is impaired hereunder and the holders of Allowed Claims or Allowed Equity Interests in such Classes are entitled to vote on this Plan. In accordance with section 1126(g) of the Bankruptcy Code, Classes 8 and 9 and any other Class receiving no Distribution on account of its Claims or Equity Interests are conclusively deemed to have rejected the Plan. Because the Class 10 Equity Interests are held by a member of the HomePlace Group who is also a proponent of the Plan, Class 10 is deemed to have accepted the Plan.


         7.2 Acceptance by Unimpaired Classes.

         Each of Classes 1, 2 and 6 is unimpaired under this Plan, and each such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.


         7.3 Elimination of Classes.

         Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 shall be deemed deleted from this Plan for purposes of voting on or rejection of this Plan, and for purposes of determining acceptance or rejection of this Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

         7.4 Non-consensual Confirmation.

         The Debtors will request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code in view of the deemed rejection of the Plan by Classes 8 and 9. In the event that any of Classes 3, 4, 5, 7A, 7B or 7C fail to accept the Plan, the Debtors reserve their right (i) to modify the Plan in accordance with Section 16.2 hereof and/or (ii) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance by finding that the Plan provides fair and equitable treatment to any impaired Class of Claims and Equity Interests voting to reject the Plan.

         7.5 Revocation of the Plan.

         Subject to Section 18.8 hereof, the Debtors reserve the right to revoke and withdraw this Plan at any time prior to entry of the Confirmation Order. If this Plan is so revoked or withdrawn, then it shall be deemed null and void.


                                  SECTION VIII

                       MEANS OF IMPLEMENTATION OF THE PLAN


         8.1 Transactions on the Effective Date.

         On the Effective Date, the following shall occur (unless the HomePlace Group, Waccamaw and the Creditors' Committee agree otherwise):

                  (a) The following shall be deemed to have occurred simultaneously:

                           (1) the Reorganization Trustee shall assume its obligations under the Reorganization Trust Agreement;

                           (2) the Distribution (other than with respect to the Cash Election Offer) shall occur, whereby the New Common Stock and the New Preferred Warrants (subject to the terms of Section V of the Plan) are transferred to the Reorganization Trustee in full satisfaction of the Debtors' obligations to all holders of Unsecured Claims and Class 7 Equity Interests;

                           (3) the Amended Bylaws, the Amended Certificate of Incorporation, the Subsidiaries Amended Bylaws, and the Subsidiaries Amended Certificates of Incorporation shall become effective and binding upon the Reorganized Debtors;

                           (4) the Equity Interests (including the Old Capital Stock) shall be extinguished in accordance with Section V hereof;

                           (5) the Closing of the Waccamaw Shareholder Subscription Agreement shall occur and shares of New Common Stock shall be delivered to the Waccamaw Shareholder in accordance with the terms of this Plan and the Waccamaw Shareholder Subscription Agreement; and

                           (6) The capital structure of the Combined Company as set forth in Section 6.1.1 of the Plan shall be in effect.

                  (b) The following shall occur after the events set forth in Section 8.1(a) and shall be deemed to have occurred simultaneously with one another:

                           (1) the Merger Effective Time shall occur whereby, inter alia, the Merger shall be effected;

                           (2)      the Debtors shall remit to the
                                    Reorganization Trustee Cash in an amount sufficient to carry out the Cash Election Offer;

                           (3) the Cash Election Transactions shall be effected; and

                           (4)      the closing of the Exit Facility shall
                                    occur.

                  (c) The following shall occur after the events set forth in Section 8.1(b): the Combined Company shall issue the New Waccamaw Warrants to the Waccamaw Shareholder.

In no event shall any of the foregoing events in subsections (a), (b) and (c) occur unless all of the foregoing events in subsections (a), (b) and (c) occur on the same Business Day.

         8.2 The Cash Election Offer for Holders of Unsecured Claims.


         8.2.1 The Election by Holders of Unsecured Claims.

         In addition to soliciting votes to accept or reject the Plan, the Ballots sent to the holders of Unsecured Claims shall have the option to accept or decline the Cash Election Offer by so indicating on their Ballots. The Cash Election Offer shall permit each holder of an Unsecured Claim to:

         (a) elect to tender 100% of such holder's Unsecured Claim in exchange for a Cash Distribution in accordance with the Cash Election Offer (subject to reduction in the event of an Excess Cash Election Event),

         (b) elect to tender 50% of such holder's Unsecured Claim in exchange for a Cash Distribution in accordance with the Cash Election Offer (subject to reduction in the event of an Excess Cash Election Event), with the remaining fifty percent (50%) of such Unsecured Claim receiving the Stock Distribution, once Allowed, as provided under Section 5.2.5 of the Plan, or

         (c) decline the Cash Election Offer and thereby retain the Stock Distribution as provided under Section 5.2.5 of the Plan.

Holders of Unsecured Claims can participate in the Cash Election Offer solely to the extent such holders elect to accept such offer on the Ballot on or before the Voting Deadline in accordance with this Section 8.2.1. Further, if the Tendered Amount exceeds the Cash Election Commitment Amount, then the ability of holders of Unsecured Claims to participate in the Cash Election Offer shall be governed by Section 8.2.3. For purposes of the Cash Election Offer only, all holders of Unsecured Claims that do not vote to accept or reject the Plan or to accept or reject the Cash Election Offer shall be deemed to have rejected the Cash Election Offer.


         8.2.2 Payment of Tendered Claims.

         Subject to adjustment in the event of an Excess Cash Election Event in accordance with Section 8.2.3 of the Plan, in lieu of receiving a Stock Distribution on account of an Allowed Tendered Claim as provided under Section
5.2.5 hereof, on the Initial Distribution Date, or as soon as practicable after such Claim becomes an Allowed Claim if the date of allowance is later than the Initial Distribution Date, each holder of an Allowed Tendered Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Tendered Claim a Cash payment from the Reorganization Trustee equal to the amount of the Allowed Tendered Claim multiplied by the Cash Election Offer Price.

         8.2.3 Allocation of Cash Election Proceeds In the Event of an Excess Cash Election Event.

         In the event that the Tendered Amount exceeds the Cash Election Commitment Amount, the right to participate in the Cash Election Offer shall be allocated pro rata to the holders of Tendered Claims, with such holders receiving on account of each Tendered Claim the following:

                  (a) a Cash payment from the Reorganization Trustee in the amount equal to the product obtained by: (1) multiplying (A) the Cash Election Offer Price by (B) the amount of the Allowed Tendered Claim, and (2) multiplying the product obtained in (1) by the Excess Cash Election Cash Payment Percentage, and

                  (b) a Stock Distribution in accordance with Section 5.2.5 of the Plan on account of an Allowed Unsecured Claim in the amount of the Excess Cash Election Portion.


         8.2.4 Mandatory Pro Rata Cash Distribution in the Event of a Cash Election Deficiency Event.

         Notwithstanding anything to the contrary, if a Cash Election Deficiency Event occurs, holders of Non-Tendered Claims shall be deemed to have tendered a portion of such Claims, on a pro rata basis, that in the aggregate equals the Cash Election Deficiency Amount. Upon the occurrence of a Cash Election Deficiency Event, Tendering Claim Holders shall receive on account of their Tendered Claims the treatment set forth in Section 8.2.2 of the Plan.


         8.2.5 Treatment of Tendering Claim Holders Holding Disputed Claims.

         The Claims allowance and distribution provisions set forth in Section X hereof shall govern each Tendered Claim that is a Disputed Unsecured Claim. In addition to other Disputed Reserves established in accordance with Section 9.7 hereof, the Reorganization Trustee shall maintain a Disputed Reserve of Cash and New Common Stock, as the case may be, on account of all Tendered Claims that are Disputed Claims.


         8.2.6 Potential Rejection Claimants Ability to Participate in the Cash Election Offer.

         (a) Subject to the requirement set forth in the next sentence, and notwithstanding anything to the contrary in the Plan, Potential Rejection Claimants may elect to participate in the Cash Election Offer based upon their Potential Rejection Claims in accordance with the provisions of Sections 8.2.1,

8.2.2, 8.2.3, 8.2.4 and 8.2.5 of the Plan. Each Potential Rejection Claimant can participate in the Cash Election Offer solely to the extent such parties satisfy both of the following requirements:

                  (i) file a proof of claim setting forth the amount and bases of its Potential Rejection Claim with the Claims Agent on or before May 26, 1999 at the following address:

                                    Meade Monger & Consultants Corporation

                                    By regular mail at:
                                    P.O. Box 780329
                                    Dallas, Texas 75378

                                    By hand or overnight mail at:
                                    5735 Pineland Drive, Suite 227
                                    Dallas, Texas 75231
                                    Attention:  Diane Peppers.

                           If a Potential Rejection Claimant has previously filed a proof of Claim in these Reorganization Cases for its Potential Rejection Claim, such proof of Claim will satisfy this requirement and such Potential Rejection Claimant shall not have to file an additional proof of Claim.

                  (ii) notify the Claims Agent in writing on or before May 26, 1999 as to whether it is electing treatment under
                           Section 8.2.1(a), (b) or (c).

         (b) To the extent that Potential Rejection Claimants hold Allowed Unsecured Claims, such parties shall share pro rata in the right to participate in the Cash Election Offer to the same extent that holders of Allowed Tendered Claims can participate in the Cash Election Offer and subject to the same rights and restrictions set forth in Sections 8.2.2, 8.2.3, 8.2.4 and 8.2.5 of the Plan.

         (c) To the extent that any Potential Rejection Claim is Disallowed, the Potential Rejection Claimant shall not be entitled to receive any Cash Distribution on account of such Claim. Pursuant to this Section 8.2.6, Potential Rejection Claimants shall have the right to participate in the Cash Election Offer. Section 8.2.6 shall not confer any rights upon any Potential Rejection Claimant, to the extent such Person or Entity does not possess such right, to participate in voting to accept or reject the Plan.

         (d) The HomePlace Group reserves the right to object to any Potential Rejection Claim.

         8.3 Funding of Cash Election.

         On the Effective Date, the Combined Company shall deposit with the Reorganization Trustee an amount of Cash and New Common Stock sufficient for the Reorganization Trustee to make the Distributions of Cash and New Common Stock to Tendering Claim Holders in accordance with Section 8.2 of the Plan.


         8.4 The Subscription Offer

         8.4.1 The Subscription Commitment by Waccamaw Shareholder for the Purchase of Waccamaw Exclusive Right Shares.

         (a) As set forth in the Waccamaw Shareholder Subscription Agreement, the Waccamaw Shareholder shall have the obligation to make a Cash payment in the amount of the Waccamaw Shareholder Subscription Mandatory Commitment by wire transfer to the Combined Company on the Effective Date. Upon receipt by HomePlace Holdings of such payment, the Waccamaw Shareholder shall purchase and acquire the Waccamaw Shareholder Exclusive Right Shares as of the Effective Date.

         (b) To the extent that the proceeds of the Waccamaw Shareholder Mandatory Subscription Commitment, which amount will have been deposited in its entirety by the Combined Company with Reorganization Trustee in accordance with
Section 8.3 of the Plan, are not utilized by the Reorganization Trustee to make distributions to Tendering Claim Holders in accordance with Section 8.2 of the Plan, such excess funds shall be transferred to the Combined Company.


         8.4.2 The Issuance of Offered Shares.

         On the Effective Date, the Combined Company will issue and distribute the Waccamaw Shareholder Exclusive Right Shares to the Waccamaw Shareholder.


         8.4.3 Waccamaw Shareholder Not Entitled to Receive Subsequent Distributions on Account of Ownership of Offered Shares of New Common Stock.

         To the extent that the Waccamaw Shareholder, or any of its successors-in-interest, have acquired Offered Shares purchased pursuant to the Subscription Offer, such holders of Offered Shares shall not be entitled to receive any Distributions (other than the Initial Distribution) pursuant to
Section 10.6 of the Plan on any Quarterly Distribution Date.

         8.5 Substantive Consolidation.

         On the Effective Date, the Estates of the members of the HomePlace Group will be substantively consolidated for all purposes related to the Plan, including, without limitation, for purposes of confirmation, Distributions and Claim determinations. The substantive consolidation of the Estates of the members of the HomePlace Group shall have the following effects: (a) all assets and liabilities of the Estates of the members of HomePlace Group shall be treated as though they were assets and liabilities of one estate, (b) no distributions shall be made under the Plan on account of intercompany Claims among the Debtors, (c) no distributions shall be made under the Plan on account of the Subsidiary Common Stock, (d) all guarantees by any member of the HomePlace Group of the obligations of any other member of the HomePlace Group and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Estates and (e) each and every Claim filed or to be filed in the Reorganization Cases against any of the Debtors shall be deemed filed against the consolidated Estates, and shall be deemed to be one Claim against and obligation of the consolidated Estates. Such substantive consolidation shall not (other than for purposes related to the Plan and the Distributions to be made hereunder) affect (a) the legal and corporate structures of the Reorganized Debtors and (b) Subsidiary Common Stock.


         8.6 HomePlace/Waccamaw Merger.

         The Plan is to be implemented consistent with section 1123 of the Bankruptcy Code through the effectuation of the HomePlace/Waccamaw Merger, and the Effective Date of the Plan shall occur substantially concurrently with the Merger Effective Time. On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, and Waccamaw will take all such actions as may be necessary or appropriate to effect the HomePlace/Waccamaw Merger on the terms and subject to the conditions set forth in the Merger Agreement. Without limiting the generality of the foregoing sentence, on the Effective Date, each of the Debtors or the Reorganized Debtors, as the case may be, and Waccamaw will cause the Merger Agreement or a certificate of merger conforming to the applicable provisions of the Delaware General Corporation Law to be filed with the Secretary of State of Delaware pursuant to applicable provisions of the Delaware General Corporation Law and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by the Delaware General Corporation Law or other applicable law in connection with the HomePlace/Waccamaw Merger. The Merger of Waccamaw with and into New HomePlace shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors-in-Possession or the Reorganized Debtors.


         8.7 The Reincorporation Merger.

         On or as soon as practicable after the Confirmation Date, HomePlace Holdings and New HomePlace will take all such actions as may be necessary or appropriate to effect the Reincorporation

Merger on the terms and subject to the conditions set forth in the Reincorporation Merger Agreement. Without limiting the generality of the foregoing sentence, on or as soon as practicable after the Confirmation Date, HomePlace Holdings and New HomePlace will cause the Reincorporation Merger Agreement or a certificate of merger conforming to the applicable provisions of the Delaware General Corporation Law to be filed with the Secretary of State of Delaware pursuant to applicable provisions of the Delaware General Corporation Law and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by the Delaware General Corporation Law or other applicable law in connection with the Reincorporation Merger. The merger of HomePlace Holdings with and into New HomePlace shall be effective (i) as of such date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors-in-Possession or the Reorganized Debtors and (ii) prior to and independent of the Effective Date.


         8.8 The Reorganized Debtors' Obligations Under the Plan.

         From and after the Effective Date, the Reorganized Debtors will perform the obligations of the Debtors under the Plan.


         8.9 Continuation of Business.

         On the Effective Date, the Reorganized Debtors, through the Combined Company, shall continue to engage in business.


         8.10 Charter and Bylaws.

         The Amended Bylaws and Amended Certificate of Incorporation of the Combined Company and the Subsidiaries Amended Bylaws and the Subsidiaries Amended Certificates of Incorporation for the Subsidiaries shall be filed as part of the Plan Supplement and shall contain such provisions as are necessary to satisfy the provisions of the Plan and, to the extent necessary, to prohibit the issuance of nonvoting equity securities (other than any warrants) as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the Amended Bylaws, the Amended Certificate of Incorporation, the Subsidiaries Amended Bylaws and the Subsidiaries Amended Certificates of Incorporation as permitted by applicable law. Except as otherwise provided herein, such Amended Bylaws, Amended Certificate of Incorporation, Subsidiaries Amended Bylaws and Subsidiaries Amended Certificates of Incorporation shall contain such indemnification provisions applicable to the officers, directors and employees of the Reorganized Debtors and such other Persons as may, in the discretion of the Board of Directors of the Reorganized Debtors, be appropriate. Each of the Amended Bylaws and the Amended Certificate of Incorporation are in the form as agreed upon by the Debtors, the Creditors' Committee and Waccamaw, and any modifications of the Amended Bylaws and the Amended

Certificate of Incorporation prior to the Effective Date shall be in form and substance acceptable to all such parties. Each of the Subsidiaries Amended Bylaws and Subsidiaries Amended Certificates of Incorporation shall be in form and substance acceptable to the Debtors, the Creditors' Committee and Waccamaw.


         8.11 Cancellation of Equity Interests.

         On the Effective Date, all existing Equity Interests shall, without any further action, be cancelled, annulled and extinguished and any certificates representing such Equity Interests shall be null and void.


         8.12 The Board of Directors of the Reorganized Debtors.

                  Upon the Effective Date, the existing Board of Directors of each Debtor shall be deemed to have resigned. The initial Board of Directors for each of the Reorganized Debtors shall be identical and, subject to Section 8.12(a) below, shall consist of thirteen (13) directors, who will be selected prior to the commencement of the Confirmation Hearing. A list setting forth the identities of the thirteen members of the Board of Directors for the Combined Company, to the extent available, shall be filed as part of the Plan Supplement, or otherwise, in a submission to this Court on or prior to the Effective date. The Board of Directors shall initially be comprised of:

                  (a) six outside directors selected by the Creditors' Committee, subject to the consent by the Debtors as to each proposed director, which consent shall not be unreasonably withheld (such six directors, the "Class I Directors"); provided, however, that the number of Class I Directors may be reduced from six to five; and

                  (b) seven directors selected by the Waccamaw Shareholder, one of whom shall be Gregory K. Johnson, the Chief Executive Officer of Waccamaw (such seven directors, the "Class II Directors").

The initial term of each Class I Director shall be through the annual meeting of stockholders of the Combined Company to be held in 2001. The initial term of each Class II Director shall be through the annual meeting of stockholders of the Combined Company to be held in 2000.


         8.13 Operations of Debtors Between Confirmation and the Effective Date.

         The Debtors shall continue to operate as Debtors-in-Possession, subject to the supervision of the Bankruptcy Court, pursuant to the Bankruptcy Code during the period from the Confirmation Date through and until the Effective Date.

         8.14 Exclusivity Period.

         Subject to further order from the Bankruptcy Court, the Debtors shall retain the exclusive right to amend the Plan and solicit acceptances thereof until the Effective Date.


         8.15 Revesting of Assets.

         Pursuant to section 1141(b) of the Bankruptcy Code, the property of the Estates, the Debtors and the Reorganized Debtors shall revest in the Reorganized Debtors on the Effective Date of the Plan. Thereafter, Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all Claims, Liens and interests, except as specifically provided in the Plan or in the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay Professional Fees and expenses that the Reorganized Debtors or the Reorganization Trustee may incur after the Effective Date.


         8.16 Creditors' Committee.

         The Committee shall cease to exist on the Effective Date.


         8.17 Effectuating Documents; Further Transactions.

         The Chairman of the Board of Directors, the President, the Chief Operating Officer, the Chief Executive Officer, the Chief Financial Officer, or any other appropriate officer of the Debtors or the Reorganized Debtors, as the case may be, shall be, and hereby are, authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions, if necessary.


         8.18 Assumptions of Liabilities.

         The Liabilities and obligations to make the Distributions as required under Sections III, IV and V of the Plan shall be assumed by the Reorganized Debtors, which shall have the Liability for, and obligation to make, all Distributions of New Common Stock, New Warrants or other securities to be issued or distributed by the Reorganized Debtors under the Plan. The Cash payments to be made under the Plan shall be made by the Reorganized Debtors, except as otherwise provided in the Plan. The Reorganized Debtors shall also assume all Liabilities and obligations to pay any expenses of the Debtors in consummating the Plan and of the Reorganization Trustee in performing its duties set forth in the Plan and the Reorganization Trust Agreement.


         8.19 Distributions under this Plan.

         On the Effective Date, the Debtors or the Reorganized Debtors, including the Combined Company, as the case may be, shall make, or shall make adequate reserve for, the Distributions required to be made under this Plan. Cash necessary to make the Distributions required under this Plan (other than the payments relating to the Cash Election Offer) shall be provided from all excess Cash of the Combined Company (if any), the Exit Facility, or any other source.


         8.20 Substantial Consummation.

         Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code shall not be deemed to occur, the Reorganization Cases shall remain open and not be deemed fully administered, and no final decree closing these Reorganization Cases shall be entered pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, until the Effective Date, at the earliest.


         8.21 Preservation of Causes of Action; Defenses.

         Except as otherwise provided in the Plan, the Merger Agreement or any Operative Agreement, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, in their capacity as successors-in-interest to the Debtors and the Estates, shall retain and may enforce such claims, rights and Causes of Action that are property of the Debtors or their Estates, and the Reorganized Debtors and the Reorganization Trustee shall retain and enforce all defenses and counterclaims to all Claims asserted against the Debtors or their Estates, including, but not limited to, setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code, including such claims, defenses, counterclaims and rights against National City and Maxus. The Reorganized Debtors may pursue such claims, rights or Causes of Action, as appropriate, in accordance with their best interests. With respect to any claims, rights and Causes of Action under the Waccamaw Shareholder Letter that the Reorganized Debtors succeed to as the successor-in-interest to HomePlace Holdings, the determination after the Effective Date as to whether the Reorganized Debtors shall pursue such claims, rights or Causes of Action shall be made solely by the Class I Directors.

         8.22 Cancellation of Existing Securities.

         Upon the Effective Date, except as otherwise provided for herein, (i) all securities, notes, bonds, indentures, and other instruments or documents evidencing or creating any indebtedness, equity interest or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures, or certificates of designations governing any securities, notes, bonds, indentures, and other instruments or documents evidencing or creating any indebtedness, equity interest or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, shall be discharged.


         8.23 Representative Creditors.

         8.23.1 Powers of the Representative Creditors.

         The Representative Creditors' sole powers shall be (a) to direct the Reorganization Trustee as to how to vote any shares of New Common Stock held by the Reorganization Trustee in any Disputed Reserves, (b) upon the resignation of any Representative Creditor, to select a replacement Representative Creditor, and (c) perform the duties specified for the Representative Creditors set forth in the Reorganization Trust Agreement..


         8.23.2 Quorum; Meetings; Votes.

         A quorum shall consist of a majority of the then existing Representative Creditors. No meeting of the Representative Creditors shall be held unless a quorum is present at the beginning of any meeting. Any Representative Creditor may call for a meeting to be convened upon notice of such meeting being given at least two (2) Business Days prior to the proposed date of the meeting, which notice may be given by telephone, overnight mail, or facsimile transmission, to each of the other Representative Creditors. Meetings shall be held in person or by telephone conference call. Any action by the Representative Creditors shall require the affirmative vote of a majority of those voting provided that a quorum is present at the time of the vote.

         8.23.3 Resignations; Successor Representative.

         (a) Any Entity may resign as a Representative Creditor at any time. In addition, any Representative Creditor that transfers 75% or more of its Unsecured Claim or its New Common Stock shall promptly, upon reaching an agreement in principle with respect to such transfer, notify in writing the other Representative Creditors regarding such transfer. Upon consummation of the transfer of such Unsecured Claim or New Common Stock, that Representative Creditor shall be deemed to have resigned as a Representative Creditor.

         (b) In the event that any Entity resigns as a Representative Creditor, the remaining Representative Creditors shall select a replacement for such Entity in accordance with requirements of Section 8.23.2, which replacement must own shares of New Common Stock.


         8.23.4 Exculpation.

         The Representative Creditors, from and after the Effective Date, are hereby exculpated by all Entities, holders of Claims and Equity Interests, and parties in interest receiving Distributions under the Plan, from any and all claims, Causes of Action, and other assertions of liability (including breach of fiduciary duty) arising out of the Representative Creditors' discharge of their powers and duties conferred upon them by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Representative Creditors' gross negligence or willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, or successor in interest thereto, shall have or pursue any claim or Cause of Action against the Representative Creditors for directing the Reorganization Trustee as to how to vote any shares of New Common Stock held by the Reorganization Trustee in any Disputed Reserve.

         8.23.5 Combined Company Not Responsible for Expenses of Representative Creditors.

         The Combined Company shall not be liable or responsible for any costs or expenses incurred by the Representative Creditors.

                                   SECTION IX

                          DISTRIBUTIONS UNDER THE PLAN


         9.1 Date of Distributions.

         Except as otherwise provided herein or ordered by the Bankruptcy Court, any Distributions and deliveries to be made under the Plan shall be made on the Initial Distribution Date or as soon as practicable thereafter. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.


         9.2 Delivery of Distributions.

         Subject to Bankruptcy Rule 9010, and except as otherwise provided herein, (a) Distributions to holders of Allowed Claims shall be made at the address of each of such holders as set forth in the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of Claim filed by such holders (or at the last known address of such holders if no proof of Claim or proof of Equity Interest is filed or if the Debtors have been notified in writing of a change of address) and (b) Distributions to holders of Allowed Class 7 Equity Interests shall be made at the address of each of such holders as set forth in the consolidated stockholders list maintained by HomePlace Holdings unless superseded by the address set forth on proofs of Equity Interests filed by such holders (or at the last known address of such holders if no proof of Equity Interest is filed or if the Debtors have been notified in writing of a change of address). If any Distribution to any holder of an Allowed Unsecured Claim or an Allowed Class 7 Equity Interest is returned as undeliverable, the Reorganization Trustee shall use reasonable efforts to determine the current address of such holder, but no Distribution to any such holder shall be made unless and until the Reorganization Trustee has determined the then current address of such holder, at which time such Distribution to such holder shall be made to such holder without interest. Amounts in respect of any undeliverable Distributions made through the Reorganization Trustee shall be returned to and held by the Reorganization Trustee until such Distributions are claimed. If such Distributions are not claimed by the expiration of one year from the Initial Distribution Date, such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. If no proofs of Claim or Equity Interests are filed, and the Schedules filed with the Bankruptcy Court fail to state addresses for holders of Allowed Claims, such Allowed Claims and Allowed Equity Interests shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property shall be transferred from the Reorganization Trustee to the Reorganized Debtors, and the claim of any holder to such property shall be discharged and forever barred. Nothing contained in the Plan shall require the Reorganization Trustee to attempt to locate any holder of an Allowed Claim or an Allowed Equity Interest.


         9.3 Record Date for Distributions.

         9.3.1 Record Date for Equity Interests.

         At the close of business on the Record Date for any Distribution, the consolidated stockholders list for the Equity Interests shall be closed, and there shall be no further changes in the record holders of the Equity Interests. For any Distribution, the Reorganized Debtors, agents, servicers and Reorganization Trustee shall have no obligation to recognize any transfer of such Equity Interests occurring after the Record Date. For any Distribution, the Reorganized Debtors, agents and servicers and the Reorganization Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the consolidated stockholders list as of the close of business on the Record Date.


         9.3.2 Record Date for Holders of Claims.

         Except as otherwise provided in an order of the Bankruptcy Court that is not subject to any stay, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date for any Distribution will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Record Date.


         9.4 Time Bar to Cash Payments.

         Checks issued by either the Reorganized Debtors or the Reorganization Trustee on account of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing directly to the Reorganized Debtors or the Reorganization Trustee by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made in writing on or before the first anniversary of the Initial Distribution Date. After such date, all claims in respect of void checks shall be discharged and forever barred, and the proceeds of such checks shall be unclaimed property subject to disposition in accordance with Section
9.2 of the Plan.

         9.5 Manner of Cash Payments Under the Plan.

         Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Reorganized Debtors or the Reorganization Trustee, as the case may be, or by wire transfer from a domestic bank, at the option of the Debtors, the Reorganized Debtors, or the Reorganization Trustee, as the case may be.


         9.6 Reorganization Trustee.

         The Reorganization Trustee shall be the Person or Entity selected by the Creditors' Committee, subject to the consent by the Debtors, which consent shall not be unreasonably withheld, and which selection is also subject to the consent of Waccamaw, which consent shall not be unreasonably withheld, to fulfill the obligations that the Reorganized Debtors have under the Plan with respect to Distributions to holders of Allowed Unsecured Claims and Allowed Equity Interests. Distributions to holders of Allowed Claims and holders of Allowed Equity Interests shall be deemed delivered and accepted when the Cash and/or New Common Stock to be distributed to such holders are delivered to the Reorganization Trustee.


         9.7 Disputed Reserves.

         On the Initial Distribution Date, and after making all other Distributions required to be made on such date under the Plan, the Reorganization Trustee shall establish a separate Disputed Reserve for each of the Classes, each of which shall be administered by the Reorganization Trustee. From the Creditor Distributable Shares and the proceeds of the Subscription Offer, the Reorganization Trustee shall reserve the Ratable Proportion of all Cash and New Common Stock allocated for each Disputed Claim or such amount as may be agreed by the holder of such Claim and the Reorganized Debtors or the Reorganization Trustee, as the case may be (or, prior to the Effective Date, the Debtor liable on such Claim) or as may be determined by order of the Bankruptcy Court. From the Equity Shares and New Preferred Warrants, the Reorganization Trustee shall reserve the Ratable Proportion of all New Common Stock and New Preferred Warrants allocated for each Disputed Equity Interest or such amount as may be agreed by the holder of such Equity Interest and the Reorganized Debtors or the Reorganization Trustee, as the case may be (or, prior to the Effective Date, HomePlace Holdings) or as may be determined by order of the Bankruptcy Court. If the Initial Distribution Date is not the Effective Date for a particular Class, all Cash, New Common Stock and New Preferred Warrants, as applicable, allocable to the relevant Class hereunder shall be distributed by the Reorganization Trustee to the relevant Disputed Reserve on or as soon as practicable after the Effective Date. Each Disputed Reserve shall be closed and extinguished by the Reorganized Debtors upon the receipt of a written certification of the Reorganization Trustee that all Distributions and other dispositions of all Cash, New Preferred Warrants and/or New Common Stock required hereunder have been made in accordance with the terms of this Plan. Such written certification shall be sent by the Reorganization Trustee to the Reorganized

Debtors within 15 days of the satisfaction of the condition set forth in the immediately preceding sentence.


         9.8 Limitations upon Funding of Disputed Reserves.

         Except as expressly set forth in this Plan, the Reorganized Debtors shall have no duty to fund the Disputed Reserves.


         9.9 Tax Requirements for Income Generated by Disputed Reserves.

         The Reorganization Trustee shall pay, or cause to be paid, out of the funds held in a particular Disputed Reserve, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such Disputed Reserve. The Reorganization Trustee shall also file, or cause to be filed any tax or information return related to the Disputed Reserve that is required by any federal, state or local taxing authority.


         9.10 Estimation of Claims.

         Any of the Debtors, the Reorganized Debtors or the Reorganization Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim for which any of the Debtors is liable under this Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors, the Reorganized Debtors or the Reorganization Trustee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Reorganized Debtors or the Reorganization Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         9.11 Distributions After Initial Distribution Date.

         Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.


         9.12 Fractional Shares.

         Notwithstanding any other provision of the Plan to the contrary, no fractional shares shall be issued pursuant to the Plan. Whenever any payment of a fraction of a share under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of half of a share being rounded up.


         9.13 Fractional Cents.

         Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half pennies or less being rounded down and fractions in excess of half of a penny being rounded up.


         9.14 De Minimis Distributions.

         Notwithstanding anything to the contrary contained in the Plan, the Reorganization Trustee shall not be required to distribute, and shall not distribute, Cash to the holder of an Allowed Claim if the amount of Cash to be distributed on account of such Claim is less than $15. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $15 shall have such Claim discharged and shall be forever barred from asserting any such Claim against the Debtors, the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this provision shall be the property of the Reorganized Debtors, free of any restrictions thereon, and any such Cash held by the Reorganization Trustee shall be returned to the Reorganized Debtors.


         9.15 Interest on Claims.

         Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition

Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. Except as expressly provided herein, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.


         9.16 No Distribution in Excess of Allowed Amount of Claim.

         Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed Amount of such Claim.


         9.17 Ordinary Course Liabilities.

         Subject to the terms hereof, holders of Claims against the Debtors (other than Professional Fees) based on Liabilities incurred after the Petition Date in the ordinary course of the Debtors' businesses shall not be required to file any request for payment of such Claims. Such Claims shall be assumed and paid by the Reorganized Debtors in accordance with the terms of this Plan, without any further action by the holders of such Claims.


         9.18 Setoffs.

         Except as otherwise provided in this Plan, the Debtors, the Reorganized Debtors and/or the Reorganization Trustee, as the case may be, may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Reorganized Debtors or the Reorganization Trustee of any right of setoff any of them may have against the holder of such Claim.


         9.19 Payment of Taxes on Distributions Received Pursuant to Plan.

         All Persons and Entities that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, taxes on account of such Distributions.

                                   SECTION X

                         DISPUTED CLAIMS UNDER THE PLAN


         10.1 Objection Deadline.

         As soon as practicable, but in no event later than six (6) months after the Effective Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each such Claim to which objections are made.


         10.2 Prosecution of Objections after the Effective Date.

         On and after the Effective Date, except as the Bankruptcy Court may otherwise order, (a) the filing, litigation, settlement, or withdrawal of all objections to Unsecured Claims, including pending objections, shall be the responsibility of the Reorganization Trustee and (b) the filing, litigation, settlement, or withdrawal of all objections to all other Claims, including pending objections, shall be the responsibility of the Reorganized Debtors. Any Claim, other than a Claim for Professional Fees, that is not an Allowed Claim shall be determined, resolved, or adjudicated in accordance with the Claims Procedure Order, which after the Effective Date shall apply, mutatis mutandi, with the Reorganization Trustee succeeding to the rights and responsibilities of the Debtors thereunder and with no notice requirements to the Creditors' Committee. Prior to the Effective Date, the filing, litigation, settlement, or withdrawal of all objections shall be the responsibility of the Debtors.


         10.3 No Distributions Pending Allowance.

         Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, but the payment or Distribution provided hereunder shall be made on account of the portion of such Claim that is an Allowed Claim.


         10.4 Withholding of Allocated Distributions.

         The Reorganization Trustee shall withhold from the property to be distributed on the Initial Distribution Date under the Plan an amount sufficient to be distributed on account of Disputed Claims, which amount shall be deposited in the applicable Disputed Reserve.

         10.5 Initial Distribution When a Disputed Claim Becomes an Allowed
Claim.

         Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim (and to the extent that the holder of such Claim has not received prior Distributions on account of such Claim), shall be made in accordance with the provisions of this Plan governing the Class of Claims in which such Claim is classified. On the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31 of each calendar year) immediately following the applicable Initial Distribution Date, or as soon thereafter as practicable (the "Quarterly Distribution Date"), the Reorganization Trustee shall make (a) Ratable Proportion Distributions or other Distributions in accordance with the provisions of this Plan of Cash or New Common Stock reserved for any Disputed Claim that has become an Allowed Claim during the preceding quarterly period to the holder of such Allowed Claim (to the extent that the holder of any such Claim has not received prior distributions on account of such Claim) and (b) Ratable Proportion Distributions or other Distributions in accordance with the provisions of this Plan of New Common Stock and New Preferred Warrants reserved for any Disputed Equity Interest that has become an Allowed Equity Interest during the preceding quarterly period to the holder of such Equity Interest (to the extent that the holder of any such Equity Interest has not received prior distributions on account of such Equity Interest). Each holder of a Disputed Claim or Disputed Equity Interest that ultimately is Allowed will also be entitled to receive the Ratable Proportion of any dividends, other distributions, or Cash Investment Yield received on and after the Effective Date on account of the shares of the New Common Stock or Cash, as the case may be, distributed to such holder on account of its Allowed Claim or Equity Interest (less any taxes paid by the Reorganization Trustee thereon).


         10.6 Additional Quarterly Distributions on Account of Previously Allowed Claims.

         (a) On each Quarterly Distribution Date, the Reorganization Trustee shall distribute to each holder of a previously Allowed Unsecured Claim or Allowed Class 7 Equity Interest, or such holder's successor in interest, on account of such Allowed Claim or Allowed Equity Interest an amount of Cash or New Common Stock, as the case may be, equal to: (i) the Distribution from the relevant Disputed Reserve that such claimant would have received in accordance with the Plan had it not received any prior Distributions in respect of its Allowed Claim or Allowed Equity Interest, less (ii) the total amount of any Distributions previously received in respect of its Allowed Claim or Allowed Equity Interest, plus (iii) its Ratable Proportion of the Cash Investment Yield, if applicable. Such additional Quarterly Distribution shall include any Creditor Distributable Shares as of such date that are not Reserved Shares and were not previously distributed to holders of Allowed Claims or Allowed Equity Interests. Such Additional Quarterly Distributions shall continue until the relevant Disputed Reserve is depleted of Cash or New Common Stock held in such Disputed Reserve. Notwithstanding anything to the contrary herein, no Distribution shall be made on any Quarterly Distribution Date unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $20,000 in value (as such value is set forth herein and/or in the Disclosure Statement). The restriction on Additional Quarterly Distributions hereunder imposed by the immediately preceding sentence shall no longer apply as of the date on which all Disputed Claims in the relevant Class have been resolved. Each such Distribution shall also include, on the basis of the amount so distributed, each holder's Ratable Proportion of any dividends or other Distributions received on and after the Effective Date on account of the shares of the New Common Stock distributed to each holder receiving a Distribution on a Quarterly Distribution Date on account of its Allowed Claim.

         (b) Notwithstanding anything to the contrary herein, the Reorganization Trustee shall include in its Distributions the shares of Reserved Stock relating to any Disallowed Claim to the extent that the aggregate amount of shares of New Common Stock distributed to holders of Allowed Claims and Allowed Class 7 Equity Interests pursuant to Section V of the Plan does not exceed the Distributable Shares.


                                   SECTION XI

 THE REORGANIZATION TRUST; RIGHTS AND OBLIGATIONS OF THE REORGANIZATION TRUSTEE



         11.1 Creation of Reorganization Trust.

         As soon as practicable after entry of the Confirmation Order and prior to the Effective Date, the Reorganization Trust shall be created and established.


         11.2 Purposes of the Reorganization Trust.

         The Reorganization Trust will be organized for the primary purposes of resolving all Disputed Unsecured Claims and Disputed Equity Interests in accordance with the Plan and making Distributions on account of Allowed Unsecured Claims and on account of Allowed Class 7 Equity Interests contemplated by the Plan. The Reorganization Trustee will make continuing efforts to dispose of the assets of the Reorganization Trust and not unduly prolong the duration of the Reorganization Trust.

         11.3 Exculpation.

         The Reorganization Trustee, from and after the Effective Date, is hereby exculpated by all Persons, holders of Claims and Equity Interests, entities, and parties in interest receiving Distributions under the Plan, from any and all claims, Causes of Action, and other assertions of liability arising out of the Reorganization Trustee's discharge of the powers and duties conferred upon it by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Reorganization Trustee's gross negligence, willful misconduct or breach of its fiduciary duties and except as may otherwise be provided in the Reorganization Trust Agreement. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action (a) against the Reorganization Trustee for making Distributions in accordance with the Plan, or for implementing the provisions of the Plan, or
(b) against any holder of a Claim for receiving or retaining payments or other Distributions as provided for by the Plan.


         11.4 Powers of the Reorganization Trustee.

         Pursuant to the terms and provisions of the Reorganization Trust Agreement, the Reorganization Trustee shall be empowered and authorized to (a) take all steps and execute all instruments and documents necessary to effectuate the Plan; (b) object, prosecute objections, litigate, settle and resolve issues with respect to Disputed Unsecured Claims and Disputed Equity Interests in accordance with the Plan; (c) make Distributions with respect to Allowed Unsecured Claims and Allowed Class 7 Equity Interests as contemplated by the Plan; (d) comply with the Plan and the obligations thereunder; (e) employ, retain, or replace professionals to represent it with respect to its responsibilities; (f) vote the Reserved Shares either (i) as directed in writing by the Representative Creditors or (ii) if the Representative Creditors have not directed the Reorganization Trustee on how to vote the Reserved Shares, as directed pursuant to an order of the Bankruptcy Court; (g) exercise such other powers as may be vested in the Reorganization Trustee pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as the Reorganization Trustee deems to be necessary and proper to carry out the provisions of the Plan; (h) establish and maintain the various Disputed Reserves as required by the Plan; and (i) invest any Cash held by the Reorganization Trustee pending distribution in accordance with the provisions of this Plan and the Reorganization Trust Agreement, including any Cash received by the Reorganization Trustee on account of dividends and other distributions on New Common Stock, which investment shall be in a manner consistent with the Reorganization Trustee's investment and deposit guidelines set forth in Section 11.6 hereof. The Reorganization Trustee shall perform the foregoing functions in accordance with this Plan and the Reorganization Trust Agreement. For purposes of exercising its powers, the Reorganization Trustee shall be deemed to be a representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.


         11.5 Duties of the Reorganization Trustee.

         Pursuant to and subject to the terms and provisions of (and except as may otherwise be provided in) the Reorganization Trust Agreement, the Reorganization Trustee shall have the duties of:

         (a) Carrying out the provisions of the Plan, which shall include taking or not taking any action which the Reorganization Trustee deems to be in furtherance of the Plan, including, from the date of the Reorganization Trustee's appointment, resolving Disputed Unsecured Claims and Disputed Equity

Interests, making payments, Distributions and conveyances and effecting other transfers necessary in furtherance of the Plan;

         (b) Managing property to be distributed in a manner designed to effectuate the Plan (including voting the Reserved Shares either (i) as directed in writing by the Representative Creditors or (ii) if the Representative Creditors have not directed the Reorganization Trustee on how to vote the Reserved Shares, as directed pursuant to an order of the Bankruptcy Court); and

         (c) Making quarterly reports to the Combined Company regarding the Distributions to be made to the holders of Allowed Claims and Allowed Class 7 Equity Interests, which reports shall be filed with the Bankruptcy Court.


         11.6 Investment Guidelines for Reorganization Trustee.

         The Reorganization Trustee shall invest any Cash held by the Reorganization Trustee pending the distribution thereof pursuant to the provisions hereof in accordance with the investment guidelines set forth in the Reorganization Trust Agreement.


         11.7 The Reorganization Trustee.

                  (a) There shall be only one Reorganization Trustee at any time.

                  (b) The Reorganization Trustee shall serve for the duration of the Reorganization Trust, subject to earlier resignation, incapacity or removal as provided in the Reorganization Trust Agreement.


         11.8 Combined Company Responsible for Expenses of Reorganization
Trustee.

         The Combined Company shall be liable and responsible for any costs or expenses incurred by the Reorganization Trustee in performing its duties under the Plan or the Reorganization Trust Agreement.


         11.9 General Provisions.

                  (a) The Reorganization Trust shall be irrevocable.

                  (b) The Reorganization Trust shall terminate upon the date that is the later of the date on which (i) all Disputed Claims have been resolved or (ii) all Distributions with respect to Allowed Unsecured Claims and Allowed Class 7 Equity Interests to be made pursuant to the Plan have been completed.

                  (c) Beneficial interests in the Reorganization Trust shall not be assignable, except to the extent permitted by the Reorganization Trust Agreement.

                  (d) All functions and procedures in respect of the Reorganization Trust, including the selection of any successor Reorganization Trustee, powers and duties of the Reorganization Trustee, and rights of beneficiaries not expressly stated in the Plan shall be governed by the Reorganization Trust Agreement.


                                  SECTION XII

            EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THIS PLAN


         12.1 All Executory Contracts and Unexpired Leases Rejected if Not Listed on Assumption Schedule.

         Except as otherwise provided herein or pursuant to a Final Order of the Bankruptcy Court approving the assumption of any executory contract or unexpired lease, effective as of the Effective Date, all executory contracts and unexpired leases of the Debtors not specifically listed on the Assumption Schedule shall be deemed to be automatically rejected as of the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365(a) of the Bankruptcy Code as of the Confirmation Date.


         12.2 Assumed Executory Contracts and Unexpired Leases.

         All executory contracts and unexpired leases of the Debtors specifically listed on the Assumption Schedule shall be deemed automatically assumed by the Debtor that is a party thereto upon the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions pursuant to section 365(a) of the Bankruptcy Code. Subject to the last sentence of this subsection 12.2 of the Plan, the Debtors may at any time on or before the Confirmation Date (or, with respect to any contracts and unexpired leases relating to the Maxus/National City Financing Transactions, during the time periods set forth in Section 12.8 of the Plan) amend the Assumption Schedule to delete therefrom or add thereto any executory contract or unexpired lease, in which event such executory contract or unexpired lease shall be deemed to be rejected or assumed, respectively, as of the Effective Date. The Debtors shall provide notice of any amendments to the Assumption Schedule to the parties to the executory contracts or unexpired leases affected thereby, counsel to the Creditors' Committee, and to parties who have requested notice pursuant to Bankruptcy Rule 2002. The fact that any contract or lease is listed on the Assumption Schedule shall not constitute or be construed to constitute an admission that such contract or lease is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that the Debtors or any successor in interest to the



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

Debtors has any liability thereunder. Each assumed executory contract and unexpired lease of the Debtors that relates to the use or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements, or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court. The Debtors shall list only such executory contracts and unexpired leases on the Assumption Schedule as agreed to by Waccamaw and shall include in the Assumption Schedule any and all executory contracts and unexpired leases which Waccamaw requests in writing to include on the Assumption Schedule.


         12.3 Payments Related to Assumption of Executory Contracts and Unexpired Leases.

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied by Cure, under section 365(b)(1) of the Bankruptcy Code. In the event of a dispute regarding (i) the nature or the amount of any Cure, (ii) the ability of Reorganized Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute.


         12.4 Bar Date for Rejection Damages.

         If the rejection by the Debtors, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim or Administrative Expense Claim, then such Claim or Administrative Expense Claim shall be discharged and barred forever and shall not be enforceable against the Debtors, the Reorganized Debtors, the Reorganization Trustee or any of their property unless a proof of Claim or proof of Administrative Expense Claim is filed with the clerk of the Bankruptcy Court and served upon, as the case may be, counsel to the Debtors, counsel to the Reorganized Debtors, counsel to the Reorganization Trustee and counsel to the Creditors' Committee within thirty (30) days after the earlier to occur of (a) the Confirmation Date and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.


         12.5 Assignment of Executory Contracts and Unexpired Leases to Combined Company.

         On the Effective Date, each of the executory contracts and unexpired leases that is being assigned by HomePlace Holdings pursuant to this Plan, or that previously has been assumed by



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

HomePlace Holdings pursuant to a Final Order, shall be deemed to have been assigned to the Combined Company. The Confirmation Order shall approve such assignments pursuant to section 365 of the Bankruptcy Code.


         12.6 Compensation and Benefit Programs.

         To the extent expressly provided under Sections 9.01 and 9.02 of the Merger Agreement, (i) all employment and severance practices and policies, and
(ii) all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the HomePlace Group DIP Employee Retention Plan, an employee of the Debtors or the Reorganized Debtors who is terminated as of the Effective Date shall be entitled to severance and other benefits as if such termination occurred prior to the Effective Date.


         12.7 Retiree Benefits.

         Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.


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

         12.8 Treatment of Maxus/National City Financing Transactions If Determined to be Unexpired Leases.

         To the extent that the Bankruptcy Court determines by a Final Order that the Maxus/National City Financing Transactions constitute unexpired leases under section 365 of the Bankruptcy Code (such Final Order, the "Maxus/National City Order"), such leases under the Maxus/National City Financing Transactions shall be treated in accordance with Section 12.2 and 12.3 of the Plan, provided, however, that in the event of such Final Order (notwithstanding the time periods set forth in Section 12.2 of the Plan) the determination as to whether to assume or reject the executory contracts or unexpired leases relating to the Maxus/National City Financing Transactions will be made within twenty (20) days after the entry of the Maxus/National City Order (the "Maxus/National City Assumption Deadline"). The time under section 365(d) of the Bankruptcy Code to assume, assign or reject executory contracts and unexpired leases relating to the Maxus/National City Financing Transactions is hereby extended to the date the Bankruptcy Court finally adjudicates a motion made prior to the Maxus/National City Assumption Deadline. To the extent that the HomePlace Group, or the Reorganized Debtors, as the case may be, assumes the contracts relating to the Maxus/National City Financing Transactions pursuant to the preceding sentence, the Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(a) of the Bankruptcy Code, and such contracts shall be deemed automatically assumed as of the Effective Date. With the consent of Waccamaw, the Debtors may elect at any time prior to entry of the Maxus/National City Order to reject one or more of such contracts or leases, in which event such unexpired contract(s) or lease(s) shall be deemed to be rejected as of the Confirmation Date. The Debtors shall provide notice of any amendments to this provision to the parties to unexpired leases or contracts affected thereby, counsel to the Creditors' Committee, and to parties who have requested notice pursuant to Bankruptcy Rule 2002. If the rejection by the Debtors, pursuant to this Section 12.8 of an unexpired lease or contract results in a Claim, then such Claim shall be discharged and barred forever and shall not be enforceable against the Debtors or the Reorganized Debtors, or any of their property unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors and counsel to the Creditors' Committee or counsel to the Reorganization Trustee, as the case may be, within thirty (30) days after the earlier to occur of (a) the Confirmation Date and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular lease or contract.


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

                                  SECTION XIII

                           CONDITIONS PRECEDENT TO THE
                    CONFIRMATION DATE AND THE EFFECTIVE DATE


         13.1 Conditions Precedent to the Confirmation of the Plan.

         The following are conditions to Confirmation of the Plan that must be satisfied unless waived in accordance with Section 13.3 of the Plan:

         (a) Entry of the Confirmation Order. The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and Waccamaw, which shall, among other things:

                  (i) decree that the assets of the Reorganized Debtors shall be free and clear of all Claims, Liens and encumbrances (except any Liens granted to secure the Exit Facility);

                  (ii) decree that the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                  (iii) decree that all transfers of assets of the Debtors contemplated under this Plan, and the transfer of equity of Reorganized Debtors contemplated under this Plan, shall be free and clear of all Claims, and all Liens and all encumbrances against such assets and equity;

                  (iv) authorize the implementation of this Plan in accordance with its terms;

                  (v) provide that any transfers effected or mortgages entered into or to be effected or entered into under this Plan, including the mortgages to secure Reorganized Debtors' obligations under the Exit Facility, shall be and are exempt from any state, city or other municipality transfer taxes, mortgage recording taxes and any other stamp or similar tax under section 1146(c) of the Bankruptcy Code;

                  (vi) approve the other settlements, transactions and agreements to be effected pursuant to this Plan in all respects;

                  (vii) provide that all executory contracts or unexpired leases assumed by the Debtors during these Reorganization Cases or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtors notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease; and

                  (viii) provide that the transfers of property by the Debtors to the Reorganized Debtors (A) are or shall be legal, valid, and effective transfers of property, (B) vest or shall



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

                           vest the Reorganized Debtors with good title to such property free and clear of all Liens, Claims, encumbrances, and interests, except as expressly provided in the Plan or Confirmation Order, (C) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or non-bankruptcy law, and (D) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability;

                  (ix) find that the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its Confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

                  (x) determine that any objection, not previously withdrawn or settled, to the adequacy of the information contained in the Disclosure Statement is overruled, and the information contained in the Disclosure Statement was adequate for the purpose of soliciting Ballots for Confirmation of the Plan;

                  (xi) find that the Plan complies with all applicable provisions of the Bankruptcy Code, including that the Plan was proposed in good faith and that the Confirmation Order was not procured by fraud;

                  (xii) except as expressly provided in this Plan, provide that all Equity Interests shall be extinguished and cancelled effective upon the Effective Date; and

                  (xiii) determine that the substantive consolidation of the Debtors as provided in the Plan is approved and authorized, and such substantive consolidation is in the best interests of the Estates.

         (b) Exit Facility. A binding Exit Facility Commitment Letter, on terms reasonably acceptable to the Debtors and Waccamaw, shall have been obtained and shall not have been terminated, and the lenders committing to provide such financing must be reasonably acceptable to the Debtors and Waccamaw.

         (c) Finality of Disclosure Statement Approval Order. The Disclosure Statement Approval Order shall have been entered and be a Final Order.

         (d) Merger Agreement. The Bankruptcy Court shall have entered an order (which order may be the Confirmation Order) approving the Merger Agreement, which agreement shall have been executed and delivered, shall be in effect and shall not have been terminated, and authorizing all actions necessary for the effectuation thereof.


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

         13.2 Conditions Precedent to the Effective Date of the Plan.

         The following are conditions that must be satisfied on or before the Effective Date, each of which must be satisfied unless waived in accordance with
Section 13.3 of the Plan:

         (a) Finality of the Confirmation Order. The Confirmation Date shall have occurred and the Confirmation Order shall have become a Final Order.

         (b) Closing of the Exit Facility. The Exit Facility shall have closed, or shall be closed concurrently with the Effective Date of this Plan, with the terms and amount reasonably acceptable to the Debtors and Waccamaw, and the lenders providing such financing must be reasonably acceptable to the Debtors and Waccamaw.

         (c) Conditions to the Confirmation Date Remain Satisfied. All conditions precedent to the Confirmation Date have been satisfied and continue to be satisfied.

         (d) Property Transfers. The Bankruptcy Court shall have entered a Final Order (which may be the Confirmation Order) decreeing that all transfers of property by any Debtor (i) are or will be legal, valid and effective transfers of property; (ii) vest or will vest in the transferee thereof with good title to such property free and clear of all Liens, Claims, and interests, except as expressly provided in such Plan; (iii) do not and will not constitute avoidable transfers under Bankruptcy Code or under applicable nonbankruptcy law; and (iv) do not and will not subject the applicable transferee to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

         (e) Discharge of Debtors. Except with respect to obligations specifically contemplated by this Plan, the order approving the Exit Facility and any Administrative Expense Claims incurred postpetition by the Debtors-in-Possession in the ordinary course of their businesses or any Administrative Expense Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors-in-Possession with Bankruptcy Court approval, the Bankruptcy Court shall have entered a Final Order (which may be the Confirmation Order) decreeing that the Debtors are discharged effective on the Effective Date (in accordance with this Plan) from any Claims and any "debts" (as that term is defined in section 101(12) the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable or known or unknown that arose from any agreement of the Debtors entered into or obligation of such Debtor incurred before the Effective Date, or from any conduct of either of the Debtors prior to the Effective Date, or whether such interest accrued before or after the Commencement Date.



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

         (f) Execution of Documents. All actions and documents specifically referenced in the Plan and the Merger Agreement to implement the provisions of this Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors and Waccamaw, and the documents necessary to implement the HomePlace/Waccamaw Merger and the other Plan Transactions, as specifically set forth herein and in the Merger Agreement, including the Cash Election Offer, shall be reasonably satisfactory to the Debtors and Waccamaw, and such actions and documents shall have been effected or executed and delivered.

         (g) The Effectuation of the Reincorporation Merger. The Reincorporation Merger Agreement shall have been executed, delivered and the articles of merger shall have been filed with the secretary of state of Delaware and the Reincorporation Merger shall have been effectuated at least six (6) Business Days prior to the Effective Date of the Plan.

         (h) The Effectuation of the HomePlace/Waccamaw Merger, the Cash Election Transactions and the other Plan Transactions. The Merger Agreement shall have been executed, delivered and the articles of merger shall have been filed with the secretary of state of Delaware and the HomePlace/Waccamaw Merger, the Cash Election Transactions and the other Plan Transactions shall have been effectuated, or effectuated contemporaneously with the Effective Date of the Plan.

         (i) Amended Charter Documents. The Reorganized Debtors' certificates of incorporation and bylaws shall have been amended as provided in this Plan.


         13.3 Waiver of Conditions Precedent.

         Each of the conditions precedent in Section 13.1(c) hereof may be waived or modified, in whole or in part by the Debtors (upon the Debtors' providing five days' written notice to Waccamaw and the Creditors' Committee). Each of the conditions precedent in Sections 13.1(a), (b) and (d) hereof may be waived or modified, in whole or in part, by written agreement jointly by the Debtors and Waccamaw (upon the Debtors' providing five (5) days' written notice to the Creditors' Committee). Each of the conditions precedent in Section 13.2 hereof may be waived or modified, in whole or in part, by written agreement jointly by the Debtors and Waccamaw (upon the Debtors' providing five (5) days' written notice to the Creditors' Committee), provided, however, that the condition precedent contained in Section 13.2(f) cannot be waived without also obtaining the written consent of the Creditors' Committee. Any such waiver or modification of a condition precedent in Sections 13.1 and 13.2 hereof may be effected at any time, without any other notice, without leave or order of the Bankruptcy Court and without any other formal action.


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                                  SECTION XIV

                             EFFECT OF CONFIRMATION


         14.1 Reorganized Debtors' Authority.

         Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors, their properties, interests in property and operations. On the Effective Date, the Reorganized Debtors, their properties and interests in property and operations (other than the New Common Stock and Cash to be distributed pursuant to the Plan) shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Section 16.1 hereof.

         14.2 Vesting and Liens.

         On the Effective Date, all property of the Debtors will be vested in the Reorganized Debtors free and clear of all Liens (except for the Liens granted to secure the Exit Facility or as expressly provided herein).

         14.3 Discharge of the Debtors.

         (a) Scope. Except as otherwise provided in the Plan, the Confirmation Order (including any right to receive Distributions under the Plan), the Merger Agreement, or the Exit Facility, in accordance with section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Equity Interests in each of the Debtors, their assets, or properties, which debts, Claims, Liens, and Equity Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim or Equity Interest, regardless of whether a proof of Claim or Equity Interest therefor was filed, whether the holder thereof votes to accept the Plan, or whether the Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest. On the Effective Date, as to every discharged Claim and Equity Interest, any holder of such Claim or Equity Interest (including, without limitation, any options to purchase Old Capital Stock) shall be precluded from asserting against any Reorganized Debtors or any Debtor formerly obligated with respect to such Claim or Equity Interest, or against such the Reorganized Debtors' or the Debtor's assets or properties, any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

         (b) Injunction. Except as otherwise provided in the Plan or Confirmation Order (including any right to receive Distributions under the Plan), as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are



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

permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against any of the Debtors, the Reorganized Debtors, the Combined Company, New HomePlace, Waccamaw, the Creditors' Committee and the members thereof, the Unofficial Equity Committee and the members thereof, or any of their respective property, officers, directors, agents, employees and representatives and others including (without limitation) professional persons retained by the Debtors, the Creditors' Committee, the Unofficial Equity Committee, the Combined Company, New HomePlace, and Waccamaw; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the any of the Debtors, the Reorganized Debtors, the Creditors' Committee and the members thereof, the Unofficial Equity Committee and the members thereof, the Combined Company, New HomePlace, Waccamaw or any of their respective property, current and former officers, directors, agents, employees and representatives and others including (without limitation) professional persons retained by the Debtors; (3) creating, perfecting or enforcing any lien or encumbrance against any of the Debtors, the Reorganized Debtors, the Creditors' Committee and the members thereof, the Unofficial Equity Committee and the members thereof, the Combined Company, New HomePlace, Waccamaw, or any of their respective property, current and former officers, directors, agents, employees and representatives and others including (without limitation) professional persons retained by the Debtors; (4) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the any of the Debtors, the Reorganized Debtors, the Creditors' Committee and the members thereof, the Unofficial Equity Committee and the members thereof, the Combined Company, New HomePlace, Waccamaw or any of their respective property, current and former officers, directors, employees and representatives and others including (without limitation) professional persons retained by the Debtors; and
(5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         (c) Release of Collateral. Unless a particular Secured Claim is Reinstated or a particular Secured Claim is subject to Restructuring Treatment:
(i) each holder of: (A) a Secured Claim; and/or (B) a Claim that is purportedly secured shall on or immediately before the Effective Date: (x) turn over and release to the relevant Debtor (or its successor, as the case may be) any and all property of the relevant Debtor that secures or purportedly secures such Claim; and (y) execute such documents and instruments as the Reorganized Debtors require to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the Reorganized Debtors (or the successor to any Debtor that does not survive any Plan Transaction) free and clear of all Claims and Equity Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind.

         (d) Applicability. Notwithstanding anything contained herein to the contrary, none of the provisions of this Section shall be deemed applicable to any rights, Claim, or Cause of Action, whether asserted or yet to be asserted, against any Person or Entity other than as specifically referred to in this
Section 14.3.


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

         14.4 Term of Injunctions or Stays.

         Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.


                                   SECTION XV

                              RELEASES, INJUNCTION
                              AND WAIVER OF CLAIMS


         15.1 Release of the Debtors, Debtors-in-Possession and Reorganized Debtors.

         Without limiting the provisions of Section 14.3 above, from and after the Effective Date, the Debtors, Debtors-in-Possession, and Reorganized Debtors are released from all Liabilities from the beginning of time except as expressly provided in this Plan.


         15.2 Release of the Released Parties.

         Except as otherwise specifically provided for by this Plan, any Person accepting any Distribution pursuant to this Plan shall be presumed conclusively to have released the (a) Debtors, (b) Reorganized Debtors, (c) successors and assigns of the Debtors, (d) the Creditors' Committee and the members thereof,
(e) the Unofficial Equity Committee and the members thereof, (f) New HomePlace,
(g) the Combined Company, (h) Waccamaw and (i) directors, officers, agents, attorneys, accountants, advisors, financial advisors of the foregoing (collectively, the "Released Parties"), and the employees of any Released Party, from any Cause of Action based on, arising from, or in any way connected with the same subject matter as the Claim or Equity Interest on which the Distribution is received. The release described in the preceding sentence shall be enforceable as a matter of contract law against any Person that accepts any Distribution pursuant to this Plan.

         15.3 Injunction.

         The satisfaction, release, and discharge pursuant to Sections 14.3,
15.1 and 15.2 hereof shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

         15.4 Avoidance and Recovery Actions.

         Other than with respect to any claims relating to the Maxus/National City Financing Transactions, including, but not limited to the Maxus Secured Claim, the National City Secured Claim, the Maxus Deficiency Claim, the National City Deficiency Claim, as of the Effective Date, the Debtors and the Reorganized Debtors waive the right to prosecute and release, on behalf of themselves and their estate, any avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 530, 531 and 533 of the Bankruptcy Code or any other Causes of Action, or rights to payment of claims, that belong to or could have been raised by or on behalf of the Debtors or Debtors-in-Possession or their respective Estates, other than any such actions that were commenced on or before the Effective Date. The Reorganized Debtors, as the successor to the Debtors, shall retain and may prosecute any such actions (if any) that may be pending on the Effective Date, including any right to assert any of the foregoing as a defense or counterclaim in any such pending actions to any Claim or action, including, but not limited to, any rights under section 502(d) of the Bankruptcy Code.


         15.5 Releases of Officers, Directors and Employees.

         As of the Effective Date, the Debtors, the Reorganized Debtors and the Reorganization Trustee hereby release and are permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action which they have, may have or claim to have against any present or former director, officer or employee of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any such director, officer or employee to the Debtors or any reimbursement obligation of any such director, officer or employee with respect to a loan or advance made by the Debtors to such director, officer or employee.


                                  SECTION XVI

                            RETENTION OF JURISDICTION


         16.1 Retention of Jurisdiction.

         The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction, of all matters arising out of, and relating to, the Reorganization Cases and this Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (i) To hear and determine pending motions (or motions filed after the Confirmation Date pursuant to Section
                           12.8 of the Plan) for the assumption or rejection of executory contracts or unexpired leases, if any are pending (or subsequently filed pursuant to the terms of Section 12.8 of the Plan), and the allowance of Claims resulting therefrom;

                  (ii) To determine any and all adversary proceedings, applications and contested matters (including, but not limited to, the contested matters relating to the Maxus/National City Financing Transactions);

                  (iii) To consider and rule on the compromise and settlement of any Claim against or Cause of Action on behalf of the Debtors or their Estates;

                  (iv) To ensure that Distributions to holders of Allowed Claims and Allowed Class 7 Equity Interests are accomplished as provided herein;

                  (v) To hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim and Equity Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to Allow or Disallow any Disputed Claim or Disputed Equity Interest, in whole or in part;

                  (vi) To hear and determine any and all applications for the allowance of Professional Fees;

                  (vii) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (viii) To issue such orders in aid of execution of this Plan, in accordance with section 1142 of the Bankruptcy Code;

                  (ix) To consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in the Plan, including any exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

                  (x) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses relating to implementation and effectuation of this Plan;

                  (xi) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan, including, but not limited to, disputes relating to the Merger Transactions, the Cash Election Transactions, and the other Plan Transactions;

                  (xii) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                  (xiii) To compel the conveyance of property and other performance contemplated under this Plan and documents executed in connection herewith;

                  (xiv)    To enforce remedies upon any default under the Plan;


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

                  (xv) To enforce, interpret and determine any disputes arising in connection with any orders, stipulations, judgments and rulings entered in connection with the Reorganization Cases (whether or not the Reorganization Cases have been closed);

                  (xvi) To resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan, or any Person's or Entity's obligations incurred in connection herewith;

                  (xvii) To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan (including, but not limited to, the Plan Supplement) or the Disclosure Statement, including the Merger Agreement;

                  (xviii) To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Plan;

                  (xix) To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, or the Confirmation Order; and

                  (xx) To issue such orders as may be necessary or appropriate in aid of Confirmation and/or to facilitate consummation of the Plan;

                  (xxi) To determine such other matters as may be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                  (xxii) To hear and determine (a) all motions, applications, adversary proceedings, and contested and litigated matters pending on the Effective Date, and (b) all claims by or against the Debtors arising under the Bankruptcy Code or non-bankruptcy law, if made applicable by the Bankruptcy Code, including claims to avoid fraudulent transfers under section 548 of the Bankruptcy Code, whether such claims are commenced before or after the Effective Date; and

                  (xxiii) To hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases pursuant to Section 12.8 of the Plan, if any, and the allowance of Claims resulting therefrom.

         16.2 Modification of the Plan.

         (a) Subject to Section 18.8 hereof, the Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to confirmation. The Debtors shall provide parties-in-interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or order of the Bankruptcy Court and shall, in any event, provide such notice to counsel for the Creditors' Committee and counsel for Waccamaw.

         (b) After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtors or the Reorganized Debtors, as the case may be, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or holders of Equity Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court.


                                  SECTION XVII

         BAR DATE FOR NON-ORDINARY COURSE ADMINISTRATIVE EXPENSE CLAIMS


         17.1 Establishing Deadline By Which Non-Ordinary Course Administrative Expense Claims Must Be Filed Against the Debtors.

         Any Person or Entity claiming or asserting an Administrative Expense Claim against one or more of the Debtors, including any Claims arising or deemed to have arisen against any member of the HomePlace Group after the Petition Date and prior to the Confirmation Date, must file a proof of Administrative Expense Claim so that such Proof of Administrative Expense Claim is received on or before the Administrative Bar Date by the Claims Agent at the following address:

                                    Meade Monger & Consultants Corporation

                                    By regular mail at:
                                    P.O. Box 780329
                                    Dallas, Texas 75378




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

                                    By hand or overnight mail at:
                                    5735 Pineland Drive, Suite 227
                                    Dallas, Texas 75231
                                    Attention:  Diane Peppers

Notwithstanding the foregoing, the following Persons and Entities are not required to file a proof of Administrative Expense Claim on or before the Administrative Bar Date:

                  (a) any Person or Entity that asserts an Administration Expense Claim against a Debtor and that has already filed a proof of such Administrative Expense Claim;

                  (c) any Person or Entity whose Administrative Expense Claim has been Allowed by a Final Order on or before the Administrative Bar Date;

                  (d) holders of Administrative Expense Claims to the extent arising from or incurred in the ordinary course of the HomePlace Group's business; and

                  (e) any professionals retained in these Reorganization Cases for Professional Fees.


         17.2 Form for Proofs of Administrative Expense Claim.

                  Each proof of Administrative Expense Claim must (i) describe the transaction or agreement giving rise or relating to the Administrative Expense Claim; (ii) set forth the name of any guarantor that has guaranteed the Administrative Expense Claim; (iii) describe any collateral and its estimated value, if applicable, granted to the creditor in respect of the Administrative Expense Claim; and (iv) include copies of any invoices, statements or other documents evidencing the amount and/or basis of the Administrative Expense Claim.

         17.3 Consequences for Failing Timely to File Proof of Administrative Expense Claims.

                  Any Person or Entity that is required timely to file a proof of Administrative Expense Claim in the form, time and manner specified by
Section 17 of the Plan who fails to do so shall be forever barred from asserting such Administrative Expense Claims against the Debtors, the Reorganized Debtors, the Reorganization Trustee or any of their property and such Administrative Expense Claims shall not be enforceable against the Debtors, the Reorganized Debtors, the Reorganization Trustee or any of their property, except as otherwise ordered by the Bankruptcy Court.




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

                                 SECTION XVIII

                            MISCELLANEOUS PROVISIONS


         18.1 Payment of Statutory Fees.

         All fees payable pursuant to section 1930, title 28, United States Code, shall be paid on the Effective Date.


         18.2 Severability of Plan Provisions.

         If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, with the consent of the Debtors and subject to the provisions of Section 18.8 hereof, shall have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid, enforceable or confirmable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision, as it may have been interpreted, modified or deleted in accordance with the foregoing, is valid and enforceable pursuant to its terms.


         18.3 Governing Law.

         Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a schedule or exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan, and the instruments, agreements and other documents executed in connection with the Plan, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.


         18.4 Notices.

         All notices, requests and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  To the Debtors:

                           HomePlace Stores, Inc.
                           7887 Hub Parkway
                           Valley View, Ohio 44125
                           Attn:            Mr. Patrick Fodale
                           Telephone:       (216) 328-9500
                           Facsimile:       (216) 328-0707

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, NY  10005-1413
                           Attn:            Luc A. Despins, Esq.
                           Telephone:       (212) 530-5000
                           Facsimile :      (212) 530-5219

                  To Waccamaw and the Combined Company:

                           Waccamaw Corporation
                           3200 Pottery Drive
                           Myrtle Beach, SC  29577
                           Attn:            Mr. Gregory K. Johnson
                           Telephone:       (843) 236-4606
                           Facsimile:       (843) 236-4599

                           with a copy to:

                           Parker, Poe, Adams & Bernstein LLP
                           2500 Charlotte Plaza
                           201 South College Street
                           Charlotte, N.C. 28244
                           Attn:            Fred C. Thompson, Jr.
                           Telephone:       (704) 372-9000
                           Facsimile:       (704) 334-4706


                  To The Creditors' Committee:

                           NationsBanc Montgomery Securities
                           231 South LaSalle Street
                           Chicago, Illinois  60697
                           Attn:            Moira A. Cary
                           Telephone:       (312) 828-7806
                           Facsimile:       (312) 828-5423

                           And

                           Zwilling J.A. Henckels, Inc.
                           171 Saw Mill River Road
                           Hawthorne, New York  10532
                           Attn:            John Henckel
                           Telephone:       (914) 749-3415
                           Facsimile:       (914) 747-1850

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, OH  44114
                           Attn:  David G. Heiman, Esq.
                           Telephone:       (216) 586-3939
                           Facsimile:       (216) 579-0212


         18.5 Further Documents and Action.

         The Debtors and Reorganized Debtors shall execute, and are authorized to file with the Bankruptcy Court, such agreements and other documents, take or cause to be taken such action, and deliver such documents or information as may be necessary or appropriate to effect and further evidence the terms and conditions of the Plan and to consummate the transactions and transfers contemplated by the Plan. The Debtors and the Reorganized Debtors, and all other parties, shall execute any and all documents and instruments that must be executed under or in connection with this Plan in order to implement the terms of the Plan or to effectuate the Distributions under this Plan, provided that such documents and instruments are reasonably acceptable to such party or parties.

         18.6 Plan Supplement.

         Forms of the following documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least seven (7) days prior to the Voting Deadline: the Assumption

Schedule, the Amended Certificate of Incorporation, the Amended Bylaws, the Subsidiaries Amended Bylaws, the Subsidiaries Amended Certificates of Incorporation, the New Preferred Warrants, the Exit Facility Commitment Letter, the New Waccamaw Warrants, the list of the initial members of the Board of Directors, and the Reincorporation Merger Agreement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal Bankruptcy Court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 18.4 of the Plan.


         18.7 Plan Controls.

         To the extent the Plan is inconsistent with the Disclosure Statement, the provisions of the Plan shall be controlling.


         18.8 Reservation of Rights.

         If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Reorganization Cases are and will be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Reorganization Cases shall be bound or deemed prejudiced by any such concession or settlement. With respect to all matters relating to the Merger Agreement (including with respect to any amendments, modifications or revocations of this Plan), the respective rights and obligations of and between Waccamaw and the Debtors shall be governed by the terms of the Merger Agreement.

         18.9 Tax Reporting and Compliance.

         In connection with the Plan and all instruments issued in connection therewith and Distributions thereon, the Debtors, the Reorganized Debtors, including the Combined Company and the Reorganization Trustee, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements. No holder of an Allowed Claim against the Debtors shall effectuate any withholding with respect to the cancellation or satisfaction of such Allowed Claim under this Plan. The Combined Company is hereby authorized, on behalf of each of the Debtors, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Debtors ending after the Petition Date through, and including, the Effective Date of the Plan.

         18.10 Waccamaw as Party-in-Interest.

         The Debtors agree that Waccamaw shall be deemed to be a party-in-interest in the Reorganization Cases accorded all the rights ascribed to parties-in-interest in section 1109 of the Bankruptcy Code.


         18.11 Fees and Expenses of Counsel for Unofficial Equity Committee and Unofficial Equity Subcommittee.

         Subject to the submission of summaries of the fees and expenses to the Combined Company and the Reorganization Trustee for their approval, (a) the reasonable professional fees and expenses of the Unofficial Equity Committee for its outside counsel during the course of these Reorganization Cases shall be an Allowed Administrative Expense Claim of the Combined Company in an amount not to exceed, in the aggregate, $80,000 and (b) the reasonable professional fees and expenses of the Unofficial Equity Subcommittee for its outside counsel during the course of these Reorganization Cases shall be an Allowed Administrative Expense Claim of the Combined Company in an amount not to exceed, in the aggregate, $15,000. Within fifteen Business Days after receipt of the written summaries, the Combined Company and/or the Reorganization Trustee must file a written objection with the Bankruptcy Court if either objects to the reasonableness of the fees and/or expenses of the Unofficial Equity Committee or the Unofficial Equity Subcommittee. If either the Combined Company or the Reorganization Trustee object to the reasonableness of the fees and/or expenses of the Unofficial Equity Committee or the Unofficial Equity Subcommittee, then such party shall submit such dispute to the Bankruptcy Court for resolution. The payment of the fees and expenses contemplated in this Section 18.11 of the Plan shall be payable upon the approval of the fees and expenses by the Bankruptcy Court or, if no objection is interposed by the Combined Company or the Reorganization Trustee, within twenty Business Days after receipt of the written summaries.

         18.12 Binding Effect.

         The rights, benefits and obligations of any Entity named or referred to in the Plan, or whose actions may be required to effectuate the terms of the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity (including, but not limited to, any trustee appointed for the Debtors under Chapters 7 or 11 of the Bankruptcy Code). The Confirmation Order shall provide that the terms and provisions of the Plan and the Confirmation Order shall survive and remain effective after entry of any order which may be entered converting any of the Debtors' Reorganization Cases to a case under Chapter 7 of the Bankruptcy Code, and the terms and provisions of the Plan shall continue to be effective in this or any superseding case under the Bankruptcy Code.

                                  [END OF TEXT]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Plan as of the date first above written.



                                       HOMEPLACE STORES, INC.


                                       By: /s/ Larry Pollock
                                           -------------------------------------
                                       Name: Larry Pollock
                                       Title: President


                                       HOMEPLACE STORES TWO, INC.


                                       By: /s/ Larry Pollock
                                           -------------------------------------
                                       Name: Larry Pollock
                                       Title: President


                                       HOMEPLACE MANAGEMENT, INC.,


                                       By: /s/ Larry Pollock
                                           -------------------------------------
                                       Name: Larry Pollock
                                       Title: President


                                       HOMEPLACE HOLDINGS, INC.,


                                       By: /s/ Larry Pollock
                                           -------------------------------------
                                       Name: Larry Pollock
                                       Title: President

                                   SCHEDULE A

                      PRINCIPAL TERMS OF RESTRUCTURED NOTE

                 SECURED CLASS 3 -- NATIONAL CITY SECURED CLAIM


Type of Treatment:         Restructuring Treatment

Effective Date
Principal Amount:          The amount of the National City Secured Claim as
                           determined by the Bankruptcy Court in the connection with the contested matter pending before the Bankruptcy Court relating to the Maxus/National City
                           Financing Transactions.

Final Maturity:            The fifth (5th) anniversary of the Effective Date.

Interest Rate:             The non-default contract rate set forth in the
                           Maxus/National City Financing Transaction.

Interest Payment:          Quarterly, commencing on September 30, 1999.

Principal Repayment:       The full principal amount of such Restructured Note
                           shall be payable on maturity as a balloon payment.

Treatment of
National City
Deficiency Claim:          Classified as an Unsecured Claim in Class 5 and
                           treated in accordance with Section 5.2.5 of the Plan.

Maker:                     Combined Company.

                      PRINCIPAL TERMS OF RESTRUCTURED NOTE

                     SECURED CLASS 4 -- MAXUS SECURED CLAIM


Type of Treatment:         Restructuring Treatment

Effective Date
Principal Amount:          The amount of the National City Secured Claim as
                           determined by the Bankruptcy Court in the connection with the contested matter pending before the Bankruptcy Court relating to the Maxus/National City
                           Financing Transactions.

Final Maturity:            The fifth (5th) anniversary of the Effective Date.

Interest Rate:             The non-default contract rate set forth in the
                           Maxus/National City Financing Transaction.

Interest Payment:          Quarterly, commencing on September 30, 1999.

Principal Repayment:       The full principal amount of such Restructured Note
                           shall be payable on maturity as a balloon payment.

Treatment of
National City
Deficiency Claim:          Classified as an Unsecured Claim in Class 5 and
                           treated in accordance with Section 5.2.5 of the Plan.

Maker:                     Combined Company.